UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.          )

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☐  Preliminary Proxy Statement
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☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to § 240.14a-12

SKILLSOFT PUBLIC LIMITED COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SKILLSOFT PUBLIC LIMITED COMPANY

(REGISTERED IN IRELAND — NO. 148294)

NOTICE OF ANNUAL GENERAL MEETING

Notice is Hereby Given that the ANNUAL GENERAL MEETING of SkillSoft Public Limited Company (the “Company”), a company incorporated under the laws of Ireland, will be held at the offices of Maples and Calder, Solicitors, 75 St. Stephens Green, Dublin 2, Ireland on September 27, 2007, at 8:30 a.m., local time (the “Meeting”), for the purpose of transacting the following business:

ORDINARY BUSINESS

1.  To receive and consider the consolidated financial statements of the Company for the financial year ended January 31, 2007 and the Report of the Directors and Auditor thereon. (Resolution 1)

2.  By separate resolutions to re-elect as directors the following persons, each of whom retires by rotation and, being eligible, offers himself for re-election in accordance with our Articles of Association.

(A) Mr. James S. Krzywicki (Resolution 2(A))

(B) Mr. William F. Meagher, Jr. (Resolution 2(B))

3.  To authorize the Audit Committee of the Board of Directors to fix the remuneration of the Company’s auditor for the fiscal year ending January 31, 2008. (Resolution 3)

SPECIAL BUSINESS

4.  To consider and, if thought fit, to pass the following resolution, which will be proposed as an ordinary resolution.

That the Company’s 2004 Employee Share Purchase Plan (the “ESPP”) be and it hereby is amended to increase the total number of shares reserved for issuance thereunder by 1,000,000 ordinary shares of € 0.11 each to 3,500,000 ordinary shares of € 0.11 each to ensure a sufficient number of shares are available under the ESPP in 2008 and that the Board of Directors be and they hereby are authorized to do such acts and things as they may consider necessary or expedient to establish and carry into effect the increase in the number of shares available under the ESPP. (Resolution 4)

5.  To consider and, if thought fit, to pass the following resolution, which will be proposed as an ordinary resolution.

That the Company’s 2001 Outside Director Option Plan (the “Director Plan”) be and it hereby is amended to increase (i) the number of shares underlying the initial option granted to non-employee directors (“Outside Directors”) from 25,000 ordinary shares of € 0.11 each to 50,000 ordinary shares of € 0.11 each and (ii) the number of shares underlying the annual option granted to Outside Directors from 10,000 ordinary shares of € 0.11 each to 20,000 ordinary shares of € 0.11 each and that the Board of Directors be and they hereby are authorized to do such acts and things as they may consider necessary or expedient to establish and carry into effect the amendment to the Director Plan. (Resolution 5)

6.  To consider and, if thought fit, to pass the following resolution, which will be proposed as an ordinary resolution.

That, in accordance with Article 65 of our Articles of Association, effective as of November 1, 2007 and continuing until further adjustment, (i) the annual remuneration of each of our Outside Directors for their services as directors shall remain at $30,000 plus, for each such director, an additional $2,000 per each meeting of the Board of Directors or a committee of the Board of Directors which he/she attends and which is not a regularly scheduled meeting, up to a maximum of $20,000 per annum, (ii) the Outside Director serving as chair of the Audit Committee shall be paid additional annual remuneration of $20,000, (iii) the Outside Director serving as chair of the Compensation Committee shall continue to be paid additional annual remuneration of $7,500 and (iv) the Outside Director serving as chair of the Nominating and Corporate Governance Committee shall be paid additional annual remuneration of $7,500. Any director who is in office only for a portion of the fiscal year shall be entitled to be paid a pro rata portion of such remuneration reflecting the portion of the year during which he/she held office. (Resolution 6)

7. To consider and, if thought fit, to pass the following resolution, which will be proposed as a special resolution.

That, subject to the confirmation of the High Court of Ireland pursuant to Section 72 of the Companies Act 1963, the Company’s share capital be reduced by the cancellation of the whole amount standing to the credit of the Company’s share premium account at the date of this meeting (or such part thereof as the High Court of Ireland may determine). (Resolution 7)

To conduct any other ordinary business as may properly come before the Meeting.

By Order of the Board

Charles E. Moran
Chairman and Chief Executive Officer

August 31, 2007

Registered Office:
Belfield Office Park
Clonskeagh
Dublin 4
Ireland

NOTES:

1.  The foregoing items of business are more fully described and explained in the proxy statement accompanying this Notice — in particular, beginning on page 33. You are urged to read the proxy statement carefully.

2.  Those holders of ordinary shares whose names appear in the Register of Members of the Company (“Members”) on the date the proxy statement is dispatched to shareholders are entitled to receive notice of the Meeting or any adjournment of the Meeting. In addition, Members on the date of the Meeting are entitled to attend and vote at the Meeting and any adjournment of the Meeting.

3.  Holders of the Company’s American Depositary Shares (“ADSs”) may not vote at the Meeting; however, The Bank of New York, as depositary for the ordinary shares underlying and represented by the ADSs, has the right to vote all of the ordinary shares represented by ADSs, subject to certain limitations described in the proxy statement. Voting of the ADSs is more fully described in the proxy statement accompanying this Notice. The Bank of New York has set July 25, 2007, which is the same date as the record date set by the Company (for holders of ADSs), as the record date for the determination of those holders of American Depositary Receipts representing such ADSs entitled to give instructions for the exercise of voting rights at the Meeting or any adjournment of the Meeting.

4.  A Member entitled to attend and vote at the Meeting may appoint a proxy or proxies to attend, speak and vote in his, her or its place. A proxy does not need to be a Member of the Company. To be valid, proxy forms must be deposited with the Company’s Registrars, Computershare Investor Services (Ireland) Limited, Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland not less than 48 hours before the time appointed for the holding of the Meeting (not later than 8:30 am on September 25, 2007) or adjourned Annual General Meeting. A Member is not precluded from attending the Meeting and from speaking or voting at the Meeting even if the Member has completed a proxy form. In the event that the Meeting is adjourned to a date that is less than seven days after the date of the Meeting, the proxy forms may be deposited with the Company Secretary at the commencement of the adjourned meeting.

5.  The Register of Directors’ Interests and particulars of directors’ transactions in the share capital of the Company and its subsidiary companies required to be kept under section 59 of the Companies Act, 1990 will be available for inspection at the Meeting from 8:15 a.m. until the conclusion of the Meeting. Otherwise they will be available for inspection at the registered office of the Company during normal business hours on any weekday (Saturdays, Sundays and Irish public holidays excluded) from the date of this Notice until the date of the Meeting.

6.  All currency referenced in this proxy statement is represented in U.S. dollars, unless otherwise indicated.

YOUR VOTE IS IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY FORM AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE POSTAGE PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE RETURNED A PROXY.

i

SKILLSOFT PUBLIC LIMITED COMPANY

Belfield Office Park
Clonskeagh
Dublin 4, Ireland

PROXY STATEMENT

GENERAL INFORMATION CONCERNING THE ANNUAL GENERAL MEETING

General

The enclosed proxy is solicited on behalf of SkillSoft Public Limited Company for use at the Annual General Meeting of Shareholders to be held on September 27, 2007 at the offices of Maples and Calder, Solicitors, 75 St. Stephens Green, Dublin 2, Ireland at 8:30 a.m., local time, or at any adjournment of the Annual General Meeting, for the purposes set forth in the accompanying Notice of Annual General Meeting.

In this proxy statement, we refer to SkillSoft PLC as “SkillSoft”, “we” and “us.”

These proxy solicitation materials are being mailed on or about August 31, 2007 to ADS holders and to all ordinary shareholders entitled to attend and vote at the Annual General Meeting as of such date. A copy of our Annual Report on Form 10-K, as amended, for the fiscal year ended January 31, 2007, as filed with the Securities and Exchange Commission (the “SEC”) is being furnished with this proxy statement. Exhibits will be provided upon written request and payment of an appropriate processing fee to SkillSoft PLC, 107 Northeastern Boulevard, Nashua, New Hampshire 03062, USA, Attn: Investor Relations.

Record Date

Record Date for Holders of our Ordinary Shares.  Holders of our ordinary shares, or Members, whose names appear in the Register of Members maintained by our registrars, Computershare Investor Services (Ireland) Limited, on the date the proxy statement is mailed to Members are entitled to receive notice of the Annual General Meeting or any adjournment of the Annual General Meeting. In addition, any person who is a Member on the date of the Annual General Meeting is entitled to attend and vote at the Annual General Meeting and any adjournment of the Annual General Meeting.

Record Date for Holders of our ADSs.  The Bank of New York, as the registrar and transfer agent for our ADSs, as well as the depositary for our ordinary shares represented by the ADSs, has fixed the close of business on July 25, 2007, which date is the same as the record date set by us, as the record date for determining the ADS holders entitled to give instructions for the exercise of voting rights at the Annual General Meeting and any adjournment of the Annual General Meeting.

As of July 25, 2007, there were 111,207,193 of our ordinary shares, par value € 0.11 per share, issued and outstanding held by approximately 10 holders of record. As of July 25, 2007, there were 111,202,930 of our ADSs issued and outstanding. Each ADS represents one ordinary share. The ADSs are quoted on the NASDAQ Global Market under the symbol “SKIL.” As of July 25, 2007, there were approximately 324 registered holders of our ADSs. The ordinary shares represented by the ADSs are owned of record by BNY (Nominees) Limited on behalf of The Bank of New York.

Quorum

To conduct business at the Annual General Meeting, a quorum must be present. Our Articles of Association provide that the presence at an Annual General Meeting, either in person or by proxy, of three (3) persons entitled to vote at the Annual General Meeting, and who together hold not less than one-third of our voting share capital in issue, each being a Member or a proxy for a Member or a duly authorized representative of a corporate Member, constitutes a quorum for the transaction of business. We will treat ordinary shares represented by a properly signed and returned proxy (including holders of shares who abstain or do not vote with respect to one or more of the matters presented for a vote) as present at the meeting for the purposes of determining the presence or absence of a quorum for the transaction of business.

Voting of Ordinary Shares

Generally.  Votes may be given at the Annual General Meeting either personally or by proxy. Voting at the Annual General Meeting will be by a show of hands, unless a poll (a count of the number of shares voted) is duly demanded. On a show of hands, each shareholder present in person and every proxy shall have one vote, provided, that no individual shall have more than one vote, and, on a poll, each shareholder shall have one vote for each share of which he, she or it is the holder. Where there is a tie, whether on a show of hands or on a poll, the chair of the meeting is entitled to a casting vote in addition to any other vote he may have. A poll may, subject to the provisions of the Companies Acts 1963 to 2006 of Ireland, be demanded by: (i) the chair of the meeting, (ii) at least three Members present (in person or by proxy) having the right to attend and vote at the meeting, (iii) any Member or Members present (in person or by proxy) representing in the aggregate not less than one-tenth of the total voting rights of all the Members having the right to attend and vote at the meeting or (iv) a Member or Members present (in person or by proxy) holding SkillSoft’s shares conferring the right to attend and vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right. On a poll, a person entitled to more than one vote need not use all his, her or its votes or cast all the votes he, she or it uses in the same way.

Proxies.  Ordinary shares represented by a properly signed and dated proxy will be voted at the Annual General Meeting in accordance with instructions indicated on the proxy. Proxies that are properly signed and dated but which do not contain voting instructions will be voted FOR approval of each of the proposals presented at the Annual General Meeting as more fully described in this proxy statement. Subject to any limitations imposed by law, a proxy holder may vote the proxy in his or her discretion as to any other matter which may properly come before the Annual General Meeting.

Abstentions.  A properly executed proxy marked ABSTAIN will be counted as present for purposes of determining whether a quorum is present, but the shares represented by that proxy will not be voted at the Annual General Meeting. An abstention will not have an effect on the vote for any of the proposals to be voted upon at the meeting. Shares held by Members who abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the proposals to be acted on at the Annual General Meeting.

Voting of ADSs

Generally.  Holders of ADSs may not vote at the Annual General Meeting. The Bank of New York has the right, subject to certain limitations set forth in the Deposit Agreements among SkillSoft, The Bank of New York and the owners and beneficial owners of ADSs, to vote all of SkillSoft’s ordinary shares represented by ADSs. Under the terms of the Deposit Agreements, however, The Bank of New York is required to cast its votes with respect to those ordinary shares for which it receives instructions from the holders of the ADSs representing such ordinary shares in accordance with the instructions received.

Record Date; Notice of Annual General Meeting.  Under the terms of the Deposit Agreements, whenever The Bank of New York receives notice of any meeting of holders of ordinary shares, The Bank of New York is required to fix a record date, which shall be the record date, if any, established by SkillSoft for the purpose of such meeting or, if different, as close to the date established by SkillSoft as practicable, for the determination of the owners of ADSs who will be entitled to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreements.

Upon receipt of notice of any of SkillSoft’s meetings or the solicitation for consents or proxies from the holders of ordinary shares, The Bank of New York is required, if so requested in writing by us, as soon as practicable thereafter, to mail to all owners of ADSs a notice, the form of which shall be in the sole discretion of The Bank of New York, containing:

•	the information contained in the notice of meeting received by The Bank of New York from us;

•	a statement that the owners of ADSs at the close of business on a specified record date are entitled, subject to any applicable provisions of Irish law and our Articles of Association, to instruct The Bank of New York as to the exercise by The Bank of New York of the voting rights, if any, pertaining to the number of ordinary shares represented by their respective ADSs;

•	a statement that owners of ADSs who instruct The Bank of New York as to the exercise of their voting rights will be deemed to have instructed The Bank of New York or its authorized representative to call for a poll with respect to each matter for which instructions are given, subject to any applicable provisions of Irish law and our Articles of Association; and

•	a statement as to the manner in which the instructions may be given, including an express indication that instructions may be given or deemed to be given in accordance with the next paragraph, and if no instruction is received, to The Bank of New York to give a discretionary proxy to a person designated by SkillSoft.

Voting of Ordinary Shares Underlying ADSs.  Upon the written request of an owner of ADSs on the record date, received on or before the date established by The Bank of New York for the purpose of such meeting, The Bank of New York will, insofar as practicable, vote or cause to be voted the number of ordinary shares represented by such ADSs in accordance with the instructions set forth in such request. Accordingly, pursuant to our Articles of Association and applicable Irish law, The Bank of New York will cause its authorized representative to attend each meeting of holders of ordinary shares and call for a poll as instructed for the purpose of effecting such vote. The Bank of New York will not vote or attempt to exercise the rights to vote that attach to the ordinary shares other than in accordance with such instructions or deemed instructions.

ADSs purchased by SkillSoft or its subsidiaries under its share purchase program cannot be voted.

Discretionary Proxies.  The Deposit Agreements provide that if no instructions are received by The Bank of New York from any owner of ADSs with respect to any of the ordinary shares represented by the ADSs on or before the date established by The Bank of New York for the purpose of such meeting, The Bank of New York will deem such owner of ADSs to have instructed The Bank of New York to give a discretionary proxy to a person designated by SkillSoft with respect to such ordinary shares and The Bank of New York will give a discretionary proxy to a person designated by SkillSoft to vote such ordinary shares, under circumstances and according to the terms as set forth in the Deposit Agreements. However, no such instructions will be deemed given and no such discretionary proxy will be given if we notify The Bank of New York, and we have agreed to provide such notice as promptly as practicable in writing, that the matter to be voted upon is one of the following:

•	a matter not submitted to shareholders by means of a proxy statement comparable to that specified in Schedule 14A promulgated by the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	the subject of a counter-solicitation, or is part of a proposal made by a shareholder which is being opposed by our management (i.e., a contest);

•	relates to a merger or consolidation in limited circumstances involving a merger between SkillSoft and a wholly-owned subsidiary;

•	involves rights of appraisal;

•	authorizes mortgaging of property;

•	authorizes or creates indebtedness or increases the authorized amount of indebtedness;

•	authorizes or creates preference shares or increases the authorized amount of existing preference shares;

•	alters the terms or conditions of any shares then outstanding or existing indebtedness;

•	involves the waiver or modification of preemptive rights, except when the proposal is to waive such rights for ordinary shares being offered under share option or purchase plans involving the additional issuance of not more than 5% of our outstanding ordinary shares;

•	alters voting provisions or the proportionate voting power of a class of shares, or the number of its votes per share, except where cumulative voting provisions govern the number of votes per share for election of directors and the proposal involves a change in the number of directors by not more than 10% or not more than one;

•	changes existing quorum requirements for shareholder meetings;

•	authorizes the issuance of ordinary shares, or options to purchase ordinary shares, to our directors, officers, or employees in an amount which exceeds 5% of the total amount of the class outstanding. However, when a plan is amended to extend its duration, we shall factor into the calculation the number of ordinary shares that remain available for issuance, the number of ordinary shares subject to outstanding options and any ordinary shares being added. Should there be more than one plan being considered at the same meeting, all ordinary shares will be aggregated;

•	authorizes (a) a new profit-sharing or special remuneration plan, or a new retirement plan, the annual cost of which will amount to more than 10% of our average annual income before taxes for the preceding five years, or (b) the amendment of an existing plan which would bring the annual costs above 10% of such average annual income before taxes. Should there be more than one plan being considered at the same meeting, all costs are aggregated; exceptions may be made in cases of: (1) retirement plans based on agreement or negotiations with labor unions or which have been or are to be approved by such unions, and (2) any related retirement plan for the benefit of non-union employees having terms substantially equivalent to the terms of such union-negotiated plan, which is submitted for action of shareholders concurrently with such union-negotiated plan;

•	changes SkillSoft’s purposes or powers to an extent which would permit us to change to a materially different line of business and our stated intention is to make such a change;

•	authorizes the acquisition of property, assets or a company, where the consideration to be given has a fair value of 20% or more of the market value of our previously outstanding ADSs and ordinary shares;

•	authorizes the sale or other disposition of 20% or more of our assets or earning power as measured prior to the closing of the transactions;

•	authorizes a transaction which is not in the ordinary course of business in which an officer, director or substantial security holder of SkillSoft has a direct or indirect interest; or

•	reduces our earned surplus by 51% or more, or reduces earned surplus to an amount less than the aggregate of three years’ ordinary share dividends computed at the current dividend rate.

Each proposal to be acted upon at the Annual General Meeting is a matter for which The Bank of New York may deem that instruction has been given for The Bank of New York to give a discretionary proxy to a person designated by us where no instruction is received. Therefore, The Bank of New York will give a discretionary proxy to a person designated by us to vote such ordinary shares for which no instruction has been given.

Inspection of Reports.  The Bank of New York will make available for inspection by the owners of ADSs at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from us, which are both (a) received by The Bank of New York as the holder of the ordinary shares and (b) generally made available to the holders of ordinary shares. The Bank of New York will also send to the owners of ADSs copies of such reports when furnished by us pursuant to the Deposit Agreements.

Expenses of Solicitation of Proxies

We will pay the cost of preparing, assembling, printing and mailing the proxy statement, the Notice of Annual General Meeting of Shareholders and the enclosed form of proxy, as well as the cost of soliciting proxies relating to the Annual General Meeting. Following the original mailing of the proxies and other solicitation materials, we will request banks, brokers, dealers and voting trustees or other nominees, including The Bank of New York in the case of the ADSs, to solicit their customers who are owners of shares listed of record and names of nominees, and will reimburse them for reasonable out-of-pocket expenses of such solicitation.

In addition to solicitation by mail, directors, officers and key employees of SkillSoft may solicit proxies in person or by telephone, telegram or other means of communications. These persons will receive no additional compensation for solicitation of proxies but may be reimbursed for reasonable out-of-pocket expenses.

Revocability of Proxies

You may revoke your proxy before it is voted by:

•	providing written notice before the meeting that you have revoked your proxy by mail or facsimile to:

•	If you are a holder of our ordinary shares: Computershare Investor Services (Ireland) Limited P.O. Box 954 Heron House Corrig Road Sandyforde Industrial Estate Dublin 18, Ireland Fax: +353 1 2163183

•	If you are a holder of our ADSs: The Bank of New York 101 Barclay Street New York, New York 10286 Attention: Maura Keyes Fax: 212-571-3050

•	submitting a new signed proxy with a later date to us, if you are a holder of ordinary shares, or to The Bank of New York, if you are a holder of ADSs; or

•	if you are a holder of ordinary shares, attending the Annual General Meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of July 31, 2007 with respect to the beneficial ownership of our ADSs by:

•	each person known to us to own beneficially more than 5% of our outstanding securities;

•	each director;

•	our named executive officers; and

•	our current directors and executive officers as a group.

The number of ADSs beneficially owned by each 5% shareholder, director or executive officer is determined under rules of the SEC. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any ADSs representing the ordinary shares which the individual has the right to acquire on or before September 29, 2007 through the exercise of share options, and any reference in the footnotes to this table to shares subject to share options refers only to share options that are so exercisable. For purposes of computing the percentage of outstanding ADSs held by each person or entity, any shares which that person or entity has the right to acquire on or before September 29, 2007 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

As of July 31, 2007, we had approximately 111,207,193 ordinary shares outstanding. Our shareholders may elect to hold their respective shares of our outstanding securities in the form of ordinary shares or ADSs. In addition, holders of options to purchase ordinary shares of SkillSoft may, upon exercise of their options, elect to receive such ordinary shares in the form of ADSs. The 5% shareholders, directors and executive officers identified in the following table hold their respective shares of SkillSoft outstanding securities in the form of ADSs.

	Amount and Nature of
	Beneficial Ownership
Name and Address		Percentage
of Beneficial Owner	ADSs	Owned

5% Shareholders
Columbia Wanger Asset Management, L.P.(1)	22,270,000	20.0%
Westfield Capital Management Company LLC(2)	9,667,958	8.7
Cramer Rosenthal McGlynn, LLC(3)	8,097,038	7.3
Capital Group Companies, Inc.(4)	5,696,800	5.1
Directors
Charles E. Moran(5)	3,144,320	2.8
James S. Krzywicki(6)	170,500	*
Ferdinand von Prondzynski(7)	47,510	*
P. Howard Edelstein(8)	47,500	*
Stewart K.P. Gross(9)	47,500	*
William F. Meagher, Jr.(10)	34,750	*
Other Named Executive Officers
Mark A. Townsend(11)	1,478,841	1.3
Jerald A. Nine(12)	1,398,487	1.3
Thomas J. McDonald(13)	1,254,971	1.1
Colm M. Darcy(14)	361,534	*
All current directors and executive officers as a group (11 persons)(15)	8,112,696	6.9

*	Less than 1%

(1)	On January 10, 2007, Columbia Wanger Asset Management, L.P. (“WAM”) filed Amendment No. 6 to Schedule 13G with the SEC reporting beneficial ownership with respect to 22,270,000 ADSs, consisting of 20,870,000 ADSs for which WAM has sole voting power, 1,400,000 for which WAM has shared voting power and 22,270,000 ADSs for which WAM has sole dispositive power. This information is reported in reliance on such filing. WAM is an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) under the Exchange Act. The shares reported include the shares held by Columbia Acorn Trust (“Acorn”), a Massachusetts business trust that is a discretionary client of WAM. Acorn holds 17.6% of our shares. WAM and Acorn file jointly pursuant to a Joint Filing Agreement dated January 10, 2007 among WAM and Acorn. The address of WAM is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(2)	On February 14, 2007, Westfield Capital Management, Co., LLC (“Westfield Capital”) filed Amendment No. 3 to Schedule 13G with the SEC reporting beneficial ownership with respect to 9,667,958 ADSs, consisting of 6,639,467 ADSs for which Westfield Capital has sole voting power and 9,667,958 ADSs for which Westfield Capital has sole dispositive power. This information is reported in reliance on such filing. None of these shares are owned of record by Westfield Capital, and are owned of record by certain mutual funds, institutional accounts and/or separate accounts managed by Westfield Capital as an investment advisor. Westfield Capital is an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act.

Westfield Capital disclaims any beneficial interest in such shares. The address of Westfield Capital is 1 Financial Center, Boston, Massachusetts 02111.

(3)	On February 13, 2007, Cramer Rosenthal McGlynn, LLC (“Cramer”) filed Amendment No. 4 to Schedule 13G with the SEC reporting beneficial ownership with respect to 8,097,038 ADSs, consisting of 7,750,138 ADSs for which Cramer has sole voting power, 7,980,838 ADSs for which Cramer has sole dispositive power, and 116,200 ADSs for which Cramer has shared dispositive power. This information is reported in reliance on such filing. Cramer is an investment adviser registered under section 203 of the Investment Advisors Act of 1940. The address of Cramer is 520 Madison Avenue, New York, New York 10022.

(4)	On January 5, 2005, Capital Group Companies filed a Notification of Interests pursuant to Section 67 of the Companies Act, 1990 reporting a notifiable interest with respect to 5,696,800 ADSs. This information is reported in reliance on such filing. Capital Group Companies (“GC”) is a holding company for several subsidiary companies engaged in investment management. Neither CGC nor any of its subsidiaries own ADSs for their own account. The address for CGC is 333 South Hope Street, Los Angeles, CA 90071.

(5)	Represents 1,704,657 ADSs issuable upon exercise of share options held by Mr. Moran, 11 ADSs held by Mr. Moran’s wife, 2,367 ADSs held in a family trust of which Mr. Moran is a trustee, and 1,437,285 ADSs beneficially owned by Mr. Moran’s wife, as trustee of various trusts for the benefit of Mr. Moran’s children.

(6)	Includes 167,500 ADSs issuable upon exercise of share options held by Mr. Krzywicki.

(7)	Includes 47,500 ADSs issuable upon exercise of share options held by Dr. von Prondzynski.

(8)	Represents 47,500 ADSs issuable upon exercise of share options held by Mr. Edelstein.

(9)	Represents 47,500 ADSs issuable upon exercise of share options held by Mr. Gross.

(10)	Includes 33,750 ADSs issuable upon exercise of share options held by Mr. Meagher.

(11)	Includes 970,890 ADSs issuable upon exercise of share options held by Mr. Townsend and 59,185 ADSs beneficially owned by Mr. Townsend’s wife as trustee of the MCM Trust. Mr. Townsend disclaims beneficial ownership of the shares held in trust.

(12)	Includes 1,015,922 ADSs issuable upon exercise of share options held by Mr. Nine and 332,244 ADSs held by Mr. Nine’s wife as trustee of the Kimberly M. Nine Revocable Trust. Mr. Nine disclaims beneficial ownership of the shares held in trust.

(13)	Includes 1,183,698 ADSs issuable upon exercise of share options held by Mr. McDonald, 1,953 ADSs beneficially owned by Mr. McDonald’s wife, as trustee for the benefit of Mr. McDonald’s family and 3,906 owned by Mr. McDonald’s daughters. Mr. McDonald disclaims beneficial ownership of the shares held in trust and by his daughters.

(14)	Represents 361,534 ADSs issuable upon exercise of share options held by Mr. Darcy.

(15)	Includes 5,694,513 ADSs issuable upon exercise of share options by all current directors and officers as a group.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

Directors

The following is a list of our directors and certain information about their background:

Charles E. Moran, age 52, was appointed Chairman of the Board of Directors in November 2006 and has held the position of President and Chief Executive Officer since our merger with SkillSoft Corporation in September 2002. Mr. Moran is a founder of SkillSoft Corporation and served as its Chairman of the Board, President and Chief Executive Officer from January 1998 until September 2002. Mr. Moran has been a director since September 2002.

P. Howard Edelstein, 52, has served as a director since our merger with SkillSoft Corporation in September 2002. Mr. Edelstein has been the Chief Executive Officer of NYFIX, Inc. a provider of innovative solutions that optimize trading efficiency, since September 2006. Prior to joining NYFIX, Inc., Mr. Edelstein served as an Entrepreneur in Residence with Warburg Pincus LLC from January 2006 to September 2006. Mr. Edelstein served as President and Chief Executive Officer of Radianz, an Internet Protocol (IP)-based networking company for the global financial services industry, from July 2003 to January 2006. Mr. Edelstein served as an Entrepreneur in Residence with Warburg Pincus LLC from January 2002 to July 2003. Mr. Edelstein previously served as President and Chief Executive Officer of Thomson Financial ESG (now known as Omgeo), a provider of electronic commerce, transaction processing and information services to the international securities/trading community, from 1993 to 2001. Mr. Edelstein is also a director of Alacra, a privately held financial information company, and NYFIX, Inc.

Stewart K.P. Gross, age 47, has served as a director since our merger with SkillSoft Corporation in September 2002. Since April, 2005, Mr. Gross has served as Managing Director of Lightyear Capital, LLC, a private equity firm concentrating on investments in the financial services industry. Mr. Gross served as a director of SkillSoft Corporation from January 1998 to September 2002. Mr. Gross was a Managing Director of Warburg Pincus LLC, from July 1987 to December 2004. Mr. Gross is a director of BEA Systems, Inc., and Flagstone Reinsurance Holdings Limited. Mr. Gross is also a director of several privately held companies and not-for-profit companies.

James S. Krzywicki, age 55, has served as a director since October 1998. Mr. Krzywicki has served as President and Chief Executive officer of Treeno Software (formerly Docutron Systems), a provider of web-based document management software solutions that work in small business environments and connect with enterprise objectives, since April 2004. Mr. Krzywicki was Vice President, Channel Services for Parametric Technology Corporation, or PTC, a provider of software solutions for manufacturers for product development and improvement, from April 2003 to April 2004. Prior to joining PTC, Mr. Krzywicki served as President of North American Services of RoweCom, Inc. a provider of knowledge resource management and acquisition services, from October 1999 to February 2001, and as Chief Operating Officer from February 2001 to November 2001. In November 2001, RoweCom, Inc. was acquired by divine, inc., a premier integrated solution provider focused on the extended enterprise, and Mr. Krzywicki became Senior Vice President and General Manager, divine information services, and held this position until January 2003. Subsequently, RoweCom, Inc. filed for protection under Chapter 11 of the United States Bankruptcy Code in the United States District Court for the District of Massachusetts in January 2003.

William F. Meagher, Jr., age 68, has served as a director since March 2004. Mr. Meagher was the Managing Partner of the Boston Office of Arthur Andersen LLP from 1982 until 1995, and spent a total of 38 years with Arthur Andersen LLP. Mr. Meagher was a member of the American Institute of Certified Public Accountants and the Massachusetts Society of Certified Public Accountants. Mr. Meagher is a trustee of Living Care Villages of Massachusetts, Inc. d/b/a North Hill and the Dana Farber Cancer Institute and the Greater Boston YMCA. Mr. Meagher also serves on the board of directors of Dover Saddlery, a direct marketer and a leading specialty retailer of equestrian products and Mac-Gray a leader in the commercial laundry industry.

Ferdinand von Prondzynski, age 53, has served as a director since November 2001. Dr. von Prondzynski has been the President of Dublin City University, one of Ireland’s leading higher education institutions, since July 2000. From January 1991 to July 2000, Dr. von Prondzynski served as Professor of Law and Dean of the Faculty of Social Services, the University of Hull, UK. Dr. von Prondzynski is a director of Knockdrin Estates Ltd.

There are no family relationships among any of our directors or executive officers.

Corporate Governance Guidelines

Our Board of Directors believes that good corporate governance is important to ensure that SkillSoft is managed for the long-term benefit of its shareholders. This section describes the key corporate governance guidelines and practices that we have adopted. Complete copies of the corporate governance guidelines, committee charters and code of conduct described below are available on our website at www.skillsoft.com. Alternatively, you can request a copy of any of these documents by writing to SkillSoft Public Limited Company, c/o Investor Relations, 107 Northeastern Boulevard, Nashua, New Hampshire 03062.

The Board of Directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of SkillSoft and our shareholders. These guidelines, which provide a framework for the conduct of the Board of Directors’ business, provide that:

•	the principal responsibility of the directors is to oversee the management of SkillSoft;

•	a majority of the members of the Board of Directors shall be independent directors;

•	the Board of Directors shall propose nominees such that, should the shareholders elect those nominees at our annual general meeting, at least two-thirds of the members of the Board of Directors will be independent directors;

•	the independent directors shall meet in executive session at least four times in each fiscal year;

•	the directors shall have full and free access to management and, as necessary and appropriate, independent advisors;

•	the Board of Directors shall oversee and periodically review corporate compliance programs and shall review corrective actions taken by SkillSoft when significant corporate compliance problems are reported;

•	the Board of Directors shall establish performance criteria for directors and evaluate directors who are re-nominated based on such criteria;

•	new directors shall participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the Board of Directors will conduct a self-evaluation to determine whether the Board of Directors and the Board of Directors’ committees are functioning effectively.

Determination of Independence

NASDAQ rules require that our Board of Directors consist of a majority of independent directors. Under applicable NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Under the corporate governance guidelines we adopted in connection with the settlement of our securities class action litigation, our Board of Directors must propose director nominees for election such that, should the shareholders elect those nominees, two-thirds of the members of our

Board of Directors will be independent directors. Our corporate governance guidelines also include a heightened definition of independence for purposes of that requirement.

Our Board has determined that none of Messrs. Gross, Krzywicki, Meagher or von Prondzynski has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules and our corporate governance guidelines.

Director Nomination Process

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to members of the Board of Directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board of Directors.

In considering whether to recommend any particular candidate for inclusion in the Board of Directors’ slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all shareholders. In addition, the candidate must have experience in one of more of the following core competencies: business or management of complex and large consolidated companies or institutions; accounting or finance for complex and large consolidated companies or institutions; leadership, strategic planning or crisis response for complex and large consolidated companies or institutions; software development and e-learning industries; and other relevant areas identified by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for recommendation. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

Shareholders may recommend an individual to the Nominating and Corporate Governance Committee for consideration as a potential director by submitting the following information in writing to the Nominating and Corporate Governance Committee (i) the nominating shareholder’s name, address and number of ordinary shares or ADSs beneficially owned by the nominating shareholder, (ii) a description of any arrangements between the nominating shareholder and the recommended candidate, (iii) such information regarding the candidate as would be required to be included in a proxy statement regarding a director candidate, (iv) confirmation that the candidate is an independent director under the requirements set forth in our corporate governance guidelines, (v) the consent of the recommended candidate to serve as a director if elected and (vi) a representation signed by the candidate that if elected, he or she will represent all shareholders in accordance with all applicable laws and our Memorandum and Articles of Association and will comply with all rules generally applicable to directors.

Nominating shareholders who wish to recommend any particular candidate for consideration must provide such written information to the Nominating and Corporate Governance Committee, c/o Investor Relations, SkillSoft Public Limited Company, 107 Northeastern Boulevard, Nashua, New Hampshire 03062 no less than 90 and no more than 150 days before the first anniversary of the preceding year’s Annual General Meeting. If the date of the next Annual General Meeting is advanced by more than 30 days from the preceding year’s Annual General Meeting, then such written information must be provided no earlier than 150 days prior to such annual general meeting date and not later than the close of business on the later of the 90th day prior to such annual general meeting date and the 10th day following the day on which notice of the date of the annual general meeting was mailed or public disclosure of the date was made.

Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows and applies for candidates submitted by others.

Board Committees

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of these committees operates under a charter that has been approved by the Board of Directors. Current copies of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee charters are posted on the Investor Relations section of our website, www.skillsoft.com.

The Board of Directors has determined that all of the members of each of these three standing committees are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent auditor;

•	overseeing the work of our independent auditor, including through the receipt and consideration of certain reports from the independent auditor;

•	reviewing and discussing with management and the independent auditor our annual and quarterly reports and financial statements and related disclosures;

•	reviewing annual reports from the independent auditor describing the independent auditing firm’s internal quality control procedures and all relationships between the independent auditor and SkillSoft;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the independent auditor and procedures for the receipt and retention of accounting complaints and concerns;

•	meeting independently with our internal auditing staff, independent auditor and management; and

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules, which is included in this proxy statement.

The current members of the Audit Committee are Messrs. Gross and Meagher (Chair) and Dr. von Prondzynski. The Board of Directors has determined that Mr. Meagher is an “audit committee financial expert” as defined by applicable SEC rules. The Audit Committee met seven times during the fiscal year ended January 31, 2007.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to Chief Executive Office, or CEO compensation;

•	determining the CEO’s compensation;

•	reviewing and approving, or making recommendations to the Board of Directors with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	at the request of the Board of Directors, periodically reviewing and making recommendations to the Board of Directors relating to management succession planning;

•	overseeing and administering each of our cash and equity incentive plans;

•	reviewing and making recommendations to the Board of Directors with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included in this proxy statement; and

•	preparing the compensation committee report required by SEC rules, which is included in this proxy statement.

The current members of the Compensation Committee are Messrs. Gross (Chair) and Krzywicki. The Compensation Committee met four times during the fiscal year ended January 31, 2007.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board of Directors members;

•	recommending to the Board of Directors the persons to be nominated for election as members of the Board of Directors and to each of the committees of the Board of Directors;

•	reviewing and evaluating shareholder nominations for director candidates;

•	overseeing the Board of Directors’ review of management succession planning;

•	developing and recommending to the Board of Directors corporate governance principles; and

•	overseeing the evaluation of the Board of Directors.

The current members of the Nominating and Corporate Governance Committee are Messrs. Gross (Chair), Krzywicki and Meagher and Dr. von Prondzynski. The Nominating and Corporate Governance Committee met twice during the fiscal year ended January 31, 2007.

Attendance by Members of the Board of Directors at Meetings

The Board of Directors met eight times during the fiscal year ended January 31, 2007, either in person or by teleconference. Each of our current directors attended at least 75% of the aggregate number of Board of Director and committee meetings held during the fiscal year ended January 31, 2007 that he was eligible to attend as a director and committee member, except that Dr. von Prondzynski attended 71% of the 17 Board of Director and committee meetings held during the fiscal year ended January 31, 2007 that he was eligible to attend. One director attended the 2006 Annual General Meeting.

Shareholder Communications

The Board of Directors will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. The chair of the Nominating and Corporate Governance Committee is primarily responsible for monitoring communications from shareholders and for providing copies or summaries of such communications to the other directors as he considers appropriate.

Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chair of the Nominating and Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Shareholders who wish to send communications on any topic to the Board of Directors should address such communications to the Board of Directors, c/o Investor Relations, SkillSoft Public Limited Company, 107 Northeastern Boulevard, Nashua, New Hampshire 03062.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted this code on our website, which is located at www.skillsoft.com. In addition, we intend to post on its website all disclosures that are required by law or NASDAQ stock market listing standards.

Policies and Procedures Regarding Review, Approval or Ratification of Related Person Transactions

The Board of Directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which SkillSoft is a participant, the amount involved exceeds $50,000, and one of our executive officers, directors, director nominees or 5% shareholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Vice President, Administration. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Board of Directors’ Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

The committee will review and consider such information regarding the related person transaction as it deems appropriate under the circumstances. The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, SkillSoft’s best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the Board of Directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•	interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person owns in the aggregate less than a 5% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than 1% of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 1% of SkillSoft’s annual consolidated gross revenues; and

•	a transaction that is specifically contemplated by provisions of our Articles of Association or Memorandum of Association.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

On May 23, 2007, the Board of Directors and the Audit Committee approved a payment of $500,000 to Howard Edelstein, a member of the Board of Directors, as a result of his key contributions in connection with the Thomson NETg acquisition, which was consummated on May 14, 2007. This payment was approved in accordance with our related person transaction policy.

Executive and Director Compensation Process

The process and procedures followed by our Compensation Committee in considering and determining executive compensation is described below under the heading “Compensation Discussion and Analysis.” The Compensation Committee also determines our director compensation policies. In setting director compensation policies, the committee engages and considers input from independent compensation consulting firms. In addition, in March 2006, our shareholders approved the cash compensation program for our directors who are not employees of SkillSoft (“Outside Directors”) set forth below under the heading “Compensation of Directors.”

Following the closing of our acquisition of Thomson NETg, the committee engaged the services of Compensia, an independent compensation consulting firm, to review the previously approved director compensation program in order to determine if changes to the current program were appropriate. Compensia was asked to provide the committee with (i) data on director compensation paid by a peer group consisting of publicly traded companies from the software, education and training industries, (ii) a competitive analysis of our Board of Directors compensation program and (iii) an update on Board of Director compensation trends and developments. The information and data provided included an analysis of the cost of corporate governance within such peer group and at SkillSoft. The cost of corporate governance is a metric that considers the overall cost to us of Board of Director and committee membership from a cash and equity perspective. The proposed changes to our Board of Director compensation program set forth below would place SkillSoft’s total cost of corporate governance in the 25th percentile of the peer group of companies.

Based on the committee’s analysis of such information and data, it has approved changes to the previously approved equity and cash compensation program for Outside Directors to enable SkillSoft to retain and recruit qualified directors given their overall increased scope of responsibilities. The changes to the program are described below under the heading “Compensation of Directors” and in proposals five and six of this proxy statement.

Compensation of Directors

Currently, each Outside Director receives cash compensation as follows:

•	each Outside Director receives an annual retainer of $30,000;

•	the chairman of each of the Audit Committee and the Compensation Committee receives an additional annual retainer of $7,500; and

•	each Outside Director receives a payment of $2,000 per Board or committee meeting attended up to a maximum of six meetings per year (including by conference telephone) beyond regularly scheduled meetings (i.e., a maximum additional payment of $12,000), provided that only one meeting payment would be made in the event such additional meetings of the Board of Directors and one or more committee were held on the same day.

Any director who is in office only for a portion of a fiscal year shall only be entitled to be paid a pro-rated portion of such remuneration reflecting such portion of the year during which he held office.

We reimburse directors for expenses incurred in attending meetings of the Board of Directors and committees and for expenses related to continuing director education to enable directors to better perform their duties.

We currently have five Outside Directors, each of whom is eligible for cash remuneration as described above: P. Howard Edelstein, Stewart K.P. Gross, James S. Krzywicki, William F. Meagher, Jr. and Dr. Ferdinand von Prondzynski. Mr. Meagher is the chair of the Audit Committee and Mr. Gross is the chair of the Compensation Committee. As such, Messrs. Meagher and Gross are each eligible to receive the additional $7,500 retainer described above.

Subject to shareholder approval at the Annual General Meeting of the proposed changes to the cash compensation component of our director compensation program set forth in proposal six of this proxy statement, each Outside Director would receive cash compensation as follows:

•	each Outside Director would continue to receive an annual retainer of $30,000;

•	the chairman of the Audit Committee would receive an additional annual retainer of $20,000;

•	the chairman of the Compensation Committee would continue to receive an additional annual retainer of $7,500;

•	the chairman of the Nominating and Corporate Governance Committee would receive an additional annual retainer of $7,500; and

•	each Outside Director would receive a payment of $2,000 per Board or committee meeting attended up to a maximum of ten meetings per year (including by conference telephone) beyond regularly scheduled meetings (i.e. a maximum additional payment of $20,000), provided that only one meeting payment would be made in the event such additional meetings of the Board of Directors and one or more committee were held on the same day.

In addition to the annual retainer and the payments referred to above, we grant Outside Directors compensation in the form of share options for their services as members of the Board of Directors. On initial election to the Board of Directors, each new Outside Director currently receives an option to purchase 25,000 ordinary shares (the “Initial Grant”) under our 2001 Outside Director Option Plan (the “Director Plan”). Each Outside Director who has been a director for at least six months currently receives an option to purchase 10,000 ordinary shares on January 1st of each year (the “Annual Grant”). Subject to shareholder approval at the Annual General Meeting of the proposed changes to the equity compensation component of our director compensation program set forth in proposal five of this proxy statement, on initial election to the Board of Directors, each new Outside Director would receive an Initial Grant to purchase 50,000 ordinary shares and each Outside Director who has been a director for at least six months would receive an Annual Grant to purchase 20,000 ordinary shares on January 1st of each year.

All options granted under the Director Plan have a term of ten years and an exercise price equal to the fair market value of the ordinary shares on the date of grant. The Initial Grant becomes exercisable as to one-third of the shares subject to the option on each of the first three anniversaries of the date of grant, provided the Outside Director remains a director on such dates. The Annual Grant becomes fully exercisable on the first anniversary of the date of grant, provided the non-employee director remains a director on such date. Upon exercise of an option, the Outside Director may elect to receive his ordinary shares in the form of ADSs. After termination as an Outside Director, an optionee may exercise an option during the period set forth in his option agreement. If termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will remain exercisable for a period of three months. However, an option may never be exercised later than the expiration of its ten-year term. An Outside Director may not transfer options granted under the Director Plan other than by will or the laws of descent and distribution. Only the Outside Director may exercise the option during his lifetime. In the event of a merger of SkillSoft with or into another corporation or a sale of substantially all of SkillSoft’s assets, the successor corporation may assume, or substitute a new option in place of, each option. If such assumption or substitution occurs, the options will continue to be exercisable according to the same terms as before the merger or sale of assets. Following such assumption or substitution, if an Outside Director is terminated other than by voluntary resignation, the option will become fully exercisable and generally will remain exercisable for a period of three months. If the outstanding options are not assumed or substituted for, the Board of Directors will notify each Outside Director that he has the right to exercise the option as to all shares subject to the option for a period of 30 days following the date of the notice. The option will terminate upon the expiration of the 30-day period. Unless terminated sooner, the Director Plan will automatically terminate in 2011. The Board of Directors has the authority to amend, alter, suspend, or discontinue the Director Plan, but no such action may adversely affect any grant previously made under the Director Plan.

On January 1, 2007, Messrs. Meagher, Edelstein, Gross and Krzywicki and Dr. von Prondzynski were each granted an option to purchase 10,000 ordinary shares at an exercise price of $6.21 per share. Each such option was in accordance with the terms of the Director Plan described above.

The following table sets forth information concerning the compensation of our directors other than Mr. Moran for fiscal 2007.

					Change in
					Pension Value
					and Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash ($)	Awards ($)	Awards ($)(1)	Compensation ($)	Earnings ($)	Compensation ($)	Total ($)

Howard Edelstein	$38,000		$70,206				$108,206
Stewart K.P. Gross	$49,500		$70,206				$119,706
James Krzywicki	$42,000		$61,783				$103,783
Ferdinand von Prondzynski	$36,000		$61,783				$97,783
William F. Meagher	$49,500		$94,546				$144,046

(1)	The amounts in this column reflect the dollar amount computed for financial statement reporting purposes for fiscal 2007, in accordance with SFAS 123R, of share options granted under our equity plans and include amounts from share options granted in and prior to fiscal 2007. There can be no assurance that the SFAS 123R amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note 2 to our audited financial statements for fiscal 2007, included in our annual report on Form 10-K for fiscal 2007 filed on April 13, 2007.

As of January 31, 2007, each non-employee director holds the following aggregate number of shares underlying outstanding options:

Number of Shares Underlying
Name	Outstanding Share Options

Howard Edelstein	65,000
Stewart K.P. Gross	65,000
James Krzywicki	185,000
Ferdinand Von Prondzynski	75,000
William F. Meagher	55,000

The number of shares underlying share options granted to our non-employee directors in fiscal 2007 and the grant date fair value of such share options are:

		Number of Shares	Grant Date Fair
		nderlying Share	Value of Share Option
		Option Grants in	Grants in Fiscal
Name	Grant Date	Fiscal 2007	2007

Howard Edelstein	1/1/2007	10,000	$31,158
Stewart K.P. Gross	1/1/2007	10,000	$31,158
James Krzywicki	1/1/2007	10,000	$31,158
Ferdinand Von Prondzynski	1/1/2007	10,000	$31,158
William F. Meagher	1/1/2007	10,000	$31,158

Audit Committee Report

The Audit Committee has reviewed SkillSoft’s audited financial statements for the fiscal year ended January 31, 2007 and discussed them with SkillSoft’s management and independent auditor.

The Audit Committee has also received from, and discussed with, SkillSoft’s independent auditor various communications that SkillSoft’s independent auditor is required to provide to the Audit Committee, including the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from SkillSoft’s independent auditor required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with SkillSoft’s independent auditor their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to SkillSoft’s Board of Directors that the audited financial statements be included in SkillSoft’s Annual Report on Form 10-K for the fiscal year ended January 31, 2007.

By the Audit Committee of
the Board of Directors:

Stewart K.P. Gross
William F. Meagher, Jr. (Chairman)
Ferdinand von Prondzynski

EXECUTIVE COMPENSATION

Executive Officers

The following is a list of our executive officers and certain information about their background:

Charles E. Moran, age 52, was appointed Chairman of the Board of Directors in November 2006 and held the position of President and Chief Executive Officer since our merger with SkillSoft Corporation in September 2002. Mr. Moran is a founder of SkillSoft Corporation and served as its Chairman of the Board, President and Chief Executive Officer from January 1998 until September 2002. Mr. Moran has been a director since September 2002.

Thomas J. McDonald, age 57, has served as our Chief Financial Officer and Executive Vice President and Assistant Secretary since our merger with SkillSoft Corporation in September 2002. Mr. McDonald is a founder of SkillSoft Corporation and served as its Chief Financial Officer, Vice President, Operations, Treasurer and Secretary from February 1998 until our merger with SkillSoft Corporation in September 2002.

Jerald A. Nine, Jr., age 49, has served as our Chief Operating Officer since February 2004. Mr. Nine served as Executive Vice President, Global Sales & Marketing and General Manager, Content Solutions Division from our merger with SkillSoft Corporation in September 2002 to February 2004. Mr. Nine is a founder of SkillSoft Corporation and served as its Executive Vice President, Sales and Marketing and General Manager, Books Division from December 2001 to February 2004 and as its Vice President, Worldwide Sales and Marketing from April 1998 to December 2001.

Mark A. Townsend, age 54, has served as our Executive Vice President, Technology since our merger with SkillSoft Corporation in September 2002. Mr. Townsend is a founder of SkillSoft Corporation and served as its Vice President, Product Development from January 1998 until our merger with SkillSoft Corporation in September 2002.

Colm M. Darcy, age 43, has served as our Executive Vice President, Content Development since our merger with SkillSoft Corporation in September 2002. From April 2002 to September 2002, Mr. Darcy served as our Executive Vice President, Research and Development and from January 2002 to April 2002, Mr. Darcy served as Vice President of Solutions Management. Mr. Darcy also held various positions with SkillSoft from 1995 to January 2002, most recently as Vice President, Strategic Alliances. Prior to joining SkillSoft, Mr. Darcy held positions in Finance, Human Resources, Training and Information Technology in the Irish Government’s Department of Health and Child Welfare.

Anthony P. Amato, age 42, has served as our Vice President, Finance and Chief Accounting Officer since August 2006. From May 2005 until August 2006, Mr. Amato served as Vice President of Finance Operations and Treasury for SkillSoft. From May 2003 to May 2005, Mr. Amato served as Director of International Finances/Corporate Treasurer for SkillSoft. Prior to joining SkillSoft, Mr. Amato served as the Director of Finance of CMGI, Inc., a provider of technology and e-commerce solutions, from May 2002 to December 2002. Mr. Amato also served as the Vice President of Finance for NaviSite, a provider of IT hosting, outsourcing and professional services, from October 2001 to May 2002.

There are no family relationships among any of our executive officers or directors.

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors operates under the authority established in the Compensation Committee charter. The committee’s primary responsibility is to oversee our executive compensation program. In this role, the Compensation Committee reviews and approves all compensation decisions relating to our executive officers. In addition, the committee has responsibilities related to our incentive-compensation plans and equity-based plans and the administration of our equity plans.

Objectives and Philosophy of Our Executive Compensation Program

The primary objectives of the Compensation Committee with respect to executive compensation are to:

•	ensure that a significant part of executive compensation is tied to the achievement of corporate and individual performance objectives, which both promotes and rewards the achievement of those objectives;

•	align long-term executive incentives with the creation of shareholder value; and

•	attract, retain and motivate the best possible executive talent.

To achieve those objectives, the Compensation Committee evaluates our executive compensation program with the goal of setting compensation at levels the committee believes are competitive with those of other companies in our industry and similar industries that compete with us for executive talent. In addition, our executive compensation program ties a substantial portion of each executive’s overall compensation to our financial and operational performance, as measured by metrics such as revenue, profitability and bookings, as well as key strategic and operational goals such as customer satisfaction, marketing initiatives and the acquisition of complementary businesses. We also provide a portion of our executive compensation in the form of share options that vest over time, which we believe helps to retain our executives and aligns their interests with those of our shareholders by allowing them to participate in the longer term success of our company as reflected in share price appreciation.

In making compensation decisions, the Compensation Committee regularly receives input from an independent compensation consulting firm engaged by the committee, Compensia. In addition to the data and advice provided by Compensia, the committee also considers input from the CEO with respect to the performance and contributions of other members of the executive management team. Compensia provides the committee with data on executive compensation paid by a peer group of publicly traded companies in the software, education and training industries. This peer group, which is periodically reviewed and updated by the committee with the assistance of Compensia, consists of companies the committee believes are generally comparable to our company in terms of size, (based on revenue and/or number of employees) or industry and/or against which the committee believes we compete for executive talent. The recent benchmarking study’s peer group included companies such as Aspen Technology, Blackboard, Webex Communications, Akamai Technologies, Tibco Software, The Advisory Board, Learning Tree International, Kenexa and The Corporate Executive Board. Compensia also provides the Compensation Committee with information on market trends and developments in executive compensation and ideas for structuring executive compensation arrangements. In addition to the benchmarking data related to the peer group, the committee considers data with respect to the amount of compensation paid to each executive officer by compensation element for the prior four-year period. This enables the committee to evaluate historical pay rate changes, the amount of incentive compensation earned as a percentage of base pay, equity grant history and potential share ownership.

The Compensation Committee has established the following guidelines to assist it in making executive compensation decisions. These guidelines are expressed, for a particular element of compensation, as the target percentile of the range of that compensation element paid to similarly situated executives of the companies in our benchmarking peer group. In general, the committee targets our executive compensation program elements as follows:

•	base salaries are targeted at the 25th percentile;

•	total cash compensation (base salary and target bonus) is targeted at the 50th percentile; and

•	equity compensation is targeted at the 75th percentile.

Based on this target positioning, overall compensation generally is targeted between the 50th and 75th percentiles. Variations to these targets may occur due to factors such as the experience levels of particular individuals, their performance, their importance within the organization, and market factors. The committee believes that this approach provides market competitive pay to our executives in the short-term when performance merits it and above median compensation when long-term performance merits it.

Components of our Executive Compensation Program

The primary elements of our executive compensation program are:

•	base salary;

•	cash incentive bonuses;

•	share option awards;

•	employee benefits; and

•	severance benefits.

Base Salary

Base salary is used to compensate executives for the normal performance of their duties, in light of their experience, skills, knowledge and responsibilities. In establishing base salaries for our executive officers, the Compensation Committee considers data from our benchmarking peer group, as well as a variety of other factors, including any contractual commitments to that individual, the seniority of the individual, the level of the individual’s responsibility, our ability to replace the individual, and the base salary of the individual at his prior employment, if applicable. Each of our executive officers, other than Mr. Amato, has an employment agreement dating from either 1998 or 2002 that provides for a minimum annual base salary (see “Employment Agreements and Potential Termination Payments” below). With the exception of Mr. Darcy (whose base salary for fiscal year ended January 31, 2007 (fiscal 2007) was equal to the minimum base salary provided for in his employment agreement), the current base salaries of those executives are in excess of their minimum base salaries as provided for in their employment agreements, and those employment agreements are not a significant factor in the Compensation Committee’s base salary decisions.

Base salaries are reviewed at least annually by the Compensation Committee. For fiscal 2007, the committee reviewed a variety of industry information compiled by Compensia. The Compensia data suggested that base salary adjustments would be appropriate to more closely align our executives’ base salaries with the 25th percentile of the peer group data. However, based in part on the recommendations of executive management, the committee determined that base salary adjustments would not be made for fiscal 2007.

The Compensation Committee recently met to consider executive base salaries for fiscal 2008. Based on its review of peer group data compiled by Compensia and other factors described above, the committee determined that base salary adjustments were appropriate to move the executives’ base salary levels to the 25th percentile of the peer group data. Those adjustments, which represented base salary increases ranging from approximately 5% to approximately 50%, were approved contingent upon and effective upon the closing of our acquisition of Thomson NETg, a Thompson Corporation company, which occurred on May 14, 2007.

Cash Incentive Bonuses

The Compensation Committee establishes an executive incentive compensation program on an annual basis. This program typically provides for quarterly and annual cash bonuses. The quarterly incentive cash bonuses are intended to compensate executives for achievement of quarterly company financial objectives. The annual cash incentive bonuses are generally intended to compensate executives for the achievement of corporate strategic, operational and financial objectives. Each executive officer is assigned a target bonus under the incentive compensation program, expressed as a percentage of the executive’s base salary, with more senior executives typically having a higher percentage. The target bonus is split between quarterly and annual bonus opportunities. The financial targets generally conform to the financial metrics contained in the internal operating plan adopted by the board of directors. The Compensation Committee approves the objectives on which bonus payments are based, the allocation of the target bonus between the quarterly and annual components and among the various corporate strategic, operational and financial objectives, and the formula for determining potential bonus amounts based on achievement of those objectives. The committee also determines whether any objectives that have a subjective element to them have been attained.

The executive incentive compensation program for fiscal 2007 covered the five executive officers listed in the Summary Compensation Table below (the named executive officers). The quarterly bonuses under the program were based on revenue and cash earnings per share objectives and the annual bonuses were based on bookings and cash earnings per share objectives, as well as certain strategic, customer satisfaction and corporate marketing objectives. For quarterly and annual cash earnings per share opportunities, the target was 100% of our internal plan, and no bonus could be earned below that target. The maximum incentive compensation that could be earned was 150% of the targeted incentive compensation opportunity. The objectives included in the fiscal 2007 executive incentive compensation program were set at levels that were designed to be attainable if our business had what we consider to be a successful year, but were by no means certain or even probable of being attained. The target bonuses of the executive officers ranged from 75% to 110% (in the case of Mr. Moran) of their fiscal 2007 base salary, and were divided equally between quarterly and annual bonus opportunities. The bonuses actually paid under the fiscal 2007 executive incentive compensation program were 150% of the executive’s target bonus.

On May 21, 2007, the Compensation Committee established an executive incentive compensation program for fiscal 2008. The committee had been waiting for the Thomson NETg acquisition to close to finalize the program. The committee approved plans for each of the named executive officers that include quarterly bonus opportunities tied to the achievement of adjusted EBITDA and bookings targets and annual bonus opportunities tied to the achievement of annual revenue and adjusted EBITDA targets and customer satisfaction objectives.

Share Options

Our share option program is the primary vehicle for offering long-term incentives to our executives. We believe that option grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our shareholders. In addition, the vesting feature of our option grants is intended to promote executive retention by providing an incentive to our executives to remain in our employ during the vesting period. We have considered from time to time the use of restricted shares and other equity award mechanisms. However, based on Irish corporate law complexities associated with restricted shares and other factors, the compensation committee has decided to use traditional share option awards for the equity component of our executive compensation program.

It has been the practice of the Compensation Committee to grant options to our executive officers every four years (after the completion of vesting of the previous grants) rather than on an annual basis, although the committee continually evaluates the optimal approach for equity compensation and this practice could change in the future. Our practice has been to grant an option award to new executives upon hire, although we have not hired a new executive officer into the organization for several years. All grants of options to our executives are approved by the Compensation Committee.

In determining the size of option grants to our executives, the Compensation Committee considers comparative share ownership of executives in our benchmarking peer group, our corporate performance, the executive’s performance, the amount of equity previously awarded to the executive, the vesting of such awards and the recommendations of management and Compensia. In 2006, the Compensation Committee considered the advisability of making option grants to our executive officers. As part of this review, the committee noted that the last executive option grants were made in August 2002 and fully vested in August 2006. The committee also engaged Compensia to review the equity component of our executive compensation program. Compensia presented a report that reviewed equity compensation data for our benchmarking peer group, the equity holdings of our executives and the values of various potential option awards. Based on this review and input, and bearing in mind the goal of setting equity compensation at the 75th percentile of our peer group, in December 2006 the committee approved significant option grants to our executives, which are described in the Grant of Plan-Based Awards table below.

These options are subject to our standard terms, including:

•	an exercise price equal to the last reported sale price of our ADSs on NASDAQ on the date of grant;

•	vesting over four years, with 25% of the shares vesting on the first anniversary of the grant date and 1/48th of the shares vesting monthly thereafter for a period of 36 months;

•	termination of vesting and exercise rights shortly after termination of employment; and

•	a term of seven years.

The Board of Directors has adopted policies for option grants. One of the primary purposes of these policies is to establish procedures for option grants that minimize the opportunity — or the perception of the opportunity — for us to time the grant of options in a manner that takes advantage of any material nonpublic information. Among the matters covered by these policies are the following:

•	All option grants will have an exercise price equal to the last reported sale price of our ADSs on NASDAQ on the date of grant.

•	Our chief executive officer can continue to make option grants to non-executive officers, subject to limitations imposed by the Compensation Committee.

•	Option grants to executive officers will be made only during a meeting of the Compensation Committee or the board of directors, and may not be approved by written consent.

•	Option grants to newly hired employees — whether made by the chief executive officer, the compensation committee or the board of directors — will be made on the first trading day of the month following their date of hire.

•	Options will not be granted by the Compensation Committee or the Board of Directors during the quarter-end blackout periods under our insider trading policy; provided that options may be approved during a meeting within a blackout period with the grant to be effective as of — and priced based on the trading price — two days after the end of the blackout period.

We do not have any share ownership guidelines for our executives.

Employee Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. Under our 401(k) plan, we match 100% of the employees’ 401(k) contribution up to 3% of eligible compensation, subject to various limitations (including a limit of $2,400 annually).

In addition to the above, our Chief Financial Officer, Tom McDonald, does not reside in New Hampshire. Consequently, we make available to him housing and a car when he is in New Hampshire. We also reimburse Mr. McDonald for the expenses associated with his travel to and from New Hampshire. For additional information regarding these benefits, please refer to the Summary Compensation Table below and the narrative description that follows.

Severance Benefits

We have entered into employment agreements with each of our named executive officers. The employment agreements provide that the executive is entitled to specified severance benefits in the event his employment is terminated by SkillSoft without “cause” or by the executive for “good reason” (each as defined in the employment agreement). In addition, all of our executive employment agreements provide that the executive may elect to extend the vesting and exercisability of their share options for a period of six months or one year (depending on the executive) following employment termination, in some cases in exchange for a non-competition covenant or the performance of consulting services. We have provided more detailed information about these arrangements, along with estimates of their value, under the section “Employment Agreements and Potential Termination Payments” below.

We believe providing these severance benefits helps us compete for and retain executive talent.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and our four other most highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We structure our share option awards to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. We periodically review the potential consequences of Section 162(m) on the other components of our executive compensation program. We will structure arrangements to comply with the Section 162(m) exceptions where we believe it to be feasible. However, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Compensation of Executives

Summary Compensation Table

The following table sets forth the total compensation for fiscal 2007 for our principal executive officer, our principal financial officer and our other three most highly compensated executive officers who were serving as executive officers on January 31, 2007. We refer to these officers as our named executive officers.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation
Name and Principal Position	Year(1)	($)	($)	($)	($)(2)	($)(3)	($)(4)	Total ($)

Charles E. Moran	2007	$250,000			$1,025,428	$412,500	$8,216	$1,696,144
President and CEO
Thomas J. McDonald	2007	$200,000			$543,165	$225,000	$48,462	$1,016,627
Chief Financial Officer and Executive Vice President
Jerald A. Nine	2007	$225,000			$648,502	$284,875	$7,735	$1,168,112
Jr., Chief Operating Officer
Mark A. Townsend	2007	$200,000			$493,237	$225,000	$7,254	$925,491
Executive Vice President, Technology
Colm M. Darcy	2007	$200,000			$183,076	$225,000	$6,485	$614,561
Executive Vice President, Content Development

(1)	The fiscal year in this column refers to the fiscal year ended January 31 2007.

(2)	The amounts in this column reflect the dollar amount computed for financial statement reporting purposes for fiscal 2007, in accordance with SFAS 123R, of share options granted under our equity plans and include amounts from share options granted in and prior to fiscal 2007. There can be no assurance that the SFAS 123R amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note 2 to our audited financial statements for fiscal 2007, included in our annual report on Form 10-K for fiscal 2007. These options vest as to 25% of the shares subject to the option on the first anniversary of the date of grant and 1/48 of the shares subject to the option at the end of each one month period thereafter over the remaining 36 months. Each option has a term of seven years, and generally expires shortly following the termination of the executive’s employment. In addition, as described below under “Employment Agreements and Potential Termination Payments”, the executive may elect to extend the vesting and exercisability of these options following employment termination under certain circumstances.

(3)	The amounts in this column reflect cash bonus awards paid to our named executive officers for performance in fiscal 2007 under our fiscal 2007 executive incentive compensation program. See “Compensation Discussion and Analysis — Components of our Executive Compensation Program — Cash Incentive Bonuses” above for a description of this program.

(4)	For 2007, All Other Compensation is comprised of the following amounts:

			Defined
	Personal	Life Insurance	Contribution
Name	Benefits(a)	Premiums(b)	Plans(c)	Vacation(d)

Charles E. Moran		$1,008	$2,400	$4,808
Thomas J. McDonald	41,208	1,008	2,400	3,846
Jerald A. Nine, Jr.		1,008	2,400	4,327
Mark A. Townsend		1,008	2,400	3,846
Colm M. Darcy		1,008	2,400	3,077

(a)	The personal benefits for Thomas J. McDonald include $8,160 for use of an apartment leased by SkillSoft, $5,350 for use of a company-leased vehicle, $17,276 for commuting expenses and $10,422 for reimbursement of tax obligations related to such personal benefits.

(b)	Represents premiums paid for life insurance for which the named executive is the named beneficiary.

(c)	Reflects amounts paid pursuant to SkillSoft’s 401(k) matching program, with limits of $100 per pay period up to a maximum of $2,400 per year.

(d)	Includes amounts paid in fiscal 2007 as accrued and unused vacation time per SkillSoft’s policy.

Grants of Plan-Based Awards

The following table sets forth information concerning each grant of an award made to a named executive officer during fiscal 2007 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received.

					All Other	All Other
		Estimated Future Payouts Under			Stock	Option Awards:		Grant Date
		Non-Equity Incentive Plan Awards(1)			Awards:	Number of	Exercise or	Fair Value of
				Maximum	Number of	Securities	Base Price of	Stock and
	Grant	Threshold	Target	Stock or	Shares of	Underlying	Option	Options
Name	Date	($)(2)	($)(3)	($)(4)	Units	Options(5)	Awards ($/Sh)	Awards(6)

Charles E. Moran	12/5/06	64,626	275,000	412,500		2,000,000	$6.41	$6,394,2000
Thomas J. McDonald	12/5/06	35,627	150,000	225,000		800,000	$6.41	$2,557,680
Jerald A. Nine, Jr.	12/5/06	44,946	191,250	286,875		1,200,000	$6.41	$3,836,520
Mark A. Townsend	12/5/06	35,627	150,000	225,000		400,000	$6.41	$1,278,840
Colm M. Darcy	12/5/06	35,627	150,000	225,000		400,000	$6.41	$1,278,840

(1)	Reflects the threshold, target and maximum cash award amounts under our fiscal 2007 executive incentive compensation program. The amounts actually paid to the named executive officers under our fiscal 2007 executive incentive compensation program are shown above in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	Reflects the total minimum amount that could have been earned if the minimum targets for all of the quarterly and annual metrics had been achieved.

(3)	Reflects the total amount that could have been earned if the targeted quarterly and annual metrics had been achieved.

(4)	Reflects the total maximum amount that could have been earned if the targets for all of the quarterly and annual metrics had been achieved.

(5)	These options vest as to 25% of the shares subject to the option on the first anniversary of the date of grant and 1/48 of the shares subject to the option at the end of each one month period thereafter over the remaining 36 months. Each option has a term of seven years, and generally expires shortly following the termination of the executive’s employment. In addition, as described below under “Employment Agreements and Potential Termination Payments”, the executive may elect to extend the vesting and exercisability of these options following employment termination under certain circumstances.

(6)	The amounts reported in this column are computed in accordance with SFAS 123R.

Equity Awards and Holdings

The following table sets forth information concerning share options that have not been exercised and equity incentive plan awards for each of the named executive officers as of January 31, 2007. The named executive officers do not hold any restricted shares.

					Option
					Awards(11)
					Equity
					Incentive
					Plan Awards:
	Number of		Number of		Number of
	Securities		Securities		Securities
	Underlying		Underlying		Underlying
	Unexercised		Unexercised		Unexercised	Option	Option
	Options (#)		Options (#)		Unearned	Exercise	Expiration
Name	Exercisable		Unexercisable		Options (#)	Price ($)	Date

Charles E. Moran	710,219	(1)				$6.36	9/27/2011
	969,829	(2)				$4.06	8/16/2012
	24,609	(3)				$4.06	8/16/2012
			2,000,000	(4)		$6.41	12/5/2013
Thomas J. McDonald	236,739	(1)				$6.36	9/27/2011
	922,350	(2)				$4.06	8/16/2012
	24,609	(3)				$4.06	8/16/2012
			800,000	(4)		$6.41	12/5/2013
Jerald A. Nine, Jr.	232,859	(1)				$6.36	9/27/2011
	758,454	(2)				$4.06	8/16/2012
	24,609	(3)				$4.06	8/16/2012
			1,200,000	(4)		$6.41	12/5/2013
Mark A. Townsend	78,913	(1)				$6.36	9/27/2011
	867,368	(2)				$4.06	8/16/2012
	24,609	(3)				$4.06	8/16/2012
			400,000	(4)		$6.41	12/5/2013
Colm M. Darcy	8,855	(5)				$9.94	12/9/2008
	32,645	(6)				$16.44	7/2/2009
	50,000	(7)				$19.06	4/5/2011
	54,167	(8)				$5.55	5/8/2012
	158,541	(9)				$3.30	7/12/2012
	28,159	(9)				$3.30	7/12/2012
	29,167	(10)				$4.25	9/6/2012
			400,000	(4)		$6.41	12/5/2013

(1)	These options were granted on September 27, 2001. The options vested as to 1/48th of the shares subject to the option at the end of each one month period following the grant date over the remaining 48 months.

(2)	These options were granted on August 16, 2002. The options vested as to 25% of the shares subject to the option on August 16, 2003 and 1/48th of the shares subject to the option at the end of each one month period following the first anniversary of the grant date over the remaining 36 months.

(3)	These options were granted on August 16, 2002. The options vested as to 100% on August 16, 2006.

(4)	These options were granted on December 5, 2006. The options vest as to 25% of the shares subject to the option on December 5, 2007 and 1/48th of the shares subject to the option at the end of each one month period following the first anniversary of the grant date over the remaining 36 months.

(5)	These options were granted on December 9, 1998. The options vested as to 25% of the shares subject to the option on December 9, 1999, 25% of the shares subject to the option on December 9, 2000, and 1/48th of the shares subject to the option at the end of each one month period following the second anniversary of the grant date over the remaining 24 months.

(6)	These options were granted on July 2, 1999. The options vested as to 25% of the shares subject to the option on July 2, 2000, 25% of the shares subject to the option on July 2, 2001, and 1/48th of the shares subject to the option at the end of each one month period following the second anniversary of the grant date over the remaining 24 months.

(7)	These options were granted on April 5, 2001. The options vested as to 25% of the shares subject to the option on January 15, 2002, 25% of the shares subject to the option on January 15, 2003, and 1/48th of the shares subject to the option at the end of each one month period following the second anniversary of the grant date over the remaining 24 months.

(8)	These options were granted on May 8, 2002. The options vested as to 25% of the shares subject to the option on December 31, 2002 and 1/48th of the shares subject to the option at the end of each one month period following the first anniversary of the grant date over the remaining 36 months.

(9)	These options were granted on July 12, 2002. The options vested as to 25% of the shares subject to the option on July 7, 2003 and 1/48th of the shares subject to the option at the end of each one month period following the first anniversary of the grant date over the remaining 36 months.

(10)	These options were granted on September 6, 2002. The options vested as to 25% of the shares subject to the option on September 06, 2003 and 1/48th of the shares subject to the option at the end of each one month period following the first anniversary of the grant date over the remaining 36 months.

(11)	Each option has a term of seven or ten years, and generally expires shortly following the termination of the executive’s employment. In addition, as described below under “Employment Agreements and Potential Termination Payments”, the executive may elect to extend the vesting and exercisability of these options following employment termination under certain circumstances.

No named executive officers exercised options in fiscal 2007, and our executive officers do not hold any restricted shares.

Employment Agreements and Potential Termination Payments

We have entered into employment agreements with our named executive officers that provide for termination payments under certain circumstances.

Charles E. Moran’s Employment Agreement.  In connection with our merger with SkillSoft Corporation, we entered into an employment agreement, effective on September 6, 2002, the date of completion of the merger, with Charles E. Moran, to employ Mr. Moran as our President and Chief Executive Officer. Mr. Moran’s employment agreement provides that he will be paid a base salary of $225,000 per year to be reviewed for increases at least annually by our Board of Directors. Mr. Moran’s current base salary is $372,000. In addition, Mr. Moran will be entitled to receive an annual performance bonus based on performance metrics established by the Board of Directors. Mr. Moran’s employment is at-will, but if Mr. Moran’s employment is terminated without cause or if he resigns with good reason, each as defined in his employment agreement, he will be entitled to receive a payment equal to the sum of his base salary and target bonus for a period of one year after the date of termination. In addition, if Mr. Moran is terminated without cause or if he resigns with good reason, he may elect to continue vesting of the options granted to him for a period of one year after the date of termination, if he agrees to be bound by the non-solicitation and non-compete provisions contained in his employment agreement. If Mr. Moran’s termination is voluntary (other than for good reason) or we terminate him for cause, the covenant not to solicit employees and the covenant not to compete will extend for a period of one year after the termination of his employment.

Thomas J. McDonald’s Employment Agreement.  SkillSoft Corporation is a party to an employment agreement with Thomas J. McDonald, dated February 2, 1998. Under the terms of the employment agreement, Mr. McDonald is entitled to receive a base salary of $135,000, which may be increased in accordance with SkillSoft Corporation’s regular salary review practices. Mr. McDonald’s current base salary is $252,000. Mr. McDonald is also entitled to participate in any bonus plans that SkillSoft Corporation may establish for its senior executives. Either SkillSoft Corporation or Mr. McDonald may terminate the employment agreement at will for any reason upon three months’ prior notice in the case of termination by SkillSoft Corporation, or upon two months’ prior notice in the case of termination by Mr. McDonald. If Mr. McDonald’s employment is terminated for any reason or if he resigns with good reason, as defined in his employment agreement, he will be entitled to continuation of salary and benefits for a period of six months after the date of termination. In addition, in the event of such a termination, Mr. McDonald’s share options will continue to vest and be exercisable if he performs consulting services for SkillSoft Corporation of up to ten hours per week during the six months following termination.

Jerald A. Nine Jr.’s Employment Agreement.  In connection with our merger with SkillSoft Corporation, we entered into an employment agreement, effective on September 6, 2002, the date of completion of the merger, with Jerald A. Nine, to employ Mr. Nine as our Executive Vice-President, Content Solutions and General Manager Books Division. Mr. Nine’s employment agreement provides for a cash compensation plan that reflects the level established by the SkillSoft Corporation Board of Directors for the then current fiscal year. Mr. Nine’s employment agreement provides that he will be paid a base salary of $200,000 per year to be reviewed for increases at least annually by the Board of Directors. Mr. Nine’s current base salary is $282,000. In addition, Mr. Nine will be entitled to receive an annual performance bonus based on performance metrics established by the Board of Directors. Mr. Nine’s employment is at-will, but if Mr. Nine’s employment is terminated without cause or if he resigns with good reason, as defined in his employment agreement, he will be entitled to receive a payment equal to the sum of his base salary plus the then maximum performance bonus for a period of one year. In addition, if Mr. Nine is terminated without cause or if he resigns with good reason, he may elect to continue vesting of the options granted to him for a period of one year. If Mr. Nine’s termination is voluntary (other than for good reason) or we terminate him for cause, the covenant not to solicit employees and the covenant not to compete will extend for a period of one year after the termination of his employment.

Mark A. Townsend’s Employment Agreement.  SkillSoft Corporation is a party to an employment agreement with Mark A. Townsend, dated January 12, 1998. Under the terms of the employment agreement, Mr. Townsend is entitled to receive a base salary of $145,000, which may be increased in accordance with SkillSoft Corporation’s regular salary review practices. Mr. Townsend’s current base salary is $200,000. Mr. Townsend is also entitled to participate in any bonus plans that SkillSoft Corporation may establish for its senior executives. Either SkillSoft Corporation or Mr. Townsend may terminate the employment agreement at will for any reason upon three months’ prior notice in the case of termination by SkillSoft Corporation, or upon two months’ prior notice in the case of termination by Mr. Townsend. If Mr. Townsend’s employment is terminated for any reason or if he resigns with good reason, as defined in his employment agreement, he will be entitled to continuation of salary and benefits for a period of six months after the date of termination. In addition, in the event of such a termination, Mr. Townsend’s share options will continue to vest and be exercisable if he performs consulting services for SkillSoft Corporation of up to ten hours per week during the six months following termination.

Colm M. Darcy’s Employment Agreement.  In connection with our merger with SkillSoft Corporation, we entered into an employment agreement, effective on September 6, 2002, the date of completion of the merger, with Colm M. Darcy, to employ Mr. Darcy as our Executive Vice President, Content Development. Mr. Darcy’s

employment agreement provides that he will be paid a base salary of $200,000 per year to be reviewed for increases at least annually by the Board of Directors and that his participation in our benefit plans shall be at SkillSoft’s expense. Mr. Darcy’s current base salary is $200,000. Pursuant to the employment agreement, on September 6, 2002, we granted Mr. Darcy an option to purchase an aggregate of 50,000 shares at an exercise price of $4.25 per share. The option grant vested as to 25% of the shares on September 6, 2003 and vests thereafter in 48 equal monthly installments on each monthly anniversary of the date of the grant. Mr. Darcy will also be reimbursed for certain supplemental travel expenses for him and his wife. In addition, Mr. Darcy will be entitled to receive relocation expense reimbursement in the event Mr. Darcy either relocates to Ireland at our request or returns there within three months after his employment is terminated without cause or if he resigns with good reason, each as defined in his employment agreement. Mr. Darcy’s employment is at-will, but if his employment is terminated without cause or if he resigns with good reason, he will be entitled to receive a payment equal to the sum of $75,000 plus his base salary for a period of six months after the date of termination. In addition, if Mr. Darcy is terminated without cause or if he resigns with good reason, he may elect to continue vesting of the options granted to him for a period of six months after the date of termination, if he agrees to be bound by the nonsolicitation and noncompete provisions contained in his employment agreement. The employment agreement also includes a covenant not to solicit employees and a covenant not to compete for a period of six months after the termination of his employment, if Mr. Darcy’s termination is voluntary (other than for good reason) or we terminate him for cause.

The table below shows the benefits potentially payable to each of our named executive officers if he were to be terminated without cause or resign for good reason, or in the case of Messrs. McDonald and Townsend, if he is terminated for any reason or resigns for good cause. These amounts are calculated on the assumption that the employment termination took place on January 31, 2007.

			Accelerated/
	Severance Payments		Extended
	Base	Target	Vesting of
Name	Salary $	Bonus	Options(1) $	Benefits $	Total $

Charles E. Moran	250,000	275,000	31,995	0	556,995
Thomas J. McDonald	100,000	0	22,621	3,173	122,621
Jerald A. Nine, Jr.	225,000	191,250	19,368	0	435,618
Mark A. Townsend	100,000	0	18,736	8,452	118,736
Colm M. Darcy	175,000	0	6,354	0	181,354

(1)	These options would continue to vest for a specified period of time following the termination event. This would be considered a modification of the option grant under the provisions of SFAS 123R. As such, we calculated a Black-Scholes value for the options on the date prior to modification and the date subsequent to modification and has presented the incremental compensation cost in the above table.

Equity Compensation Plan Information

The following table provides information about the ordinary shares authorized for issuance under our equity compensation plans as of January 31, 2007.

	(a)		(b)		(c)
Number of Shares
Remaining Available
	Number of Shares		Weighted average		for Future Issuance
	to be Issued upon		Exercise Price of		under Equity
	Exercise of		Outstanding		Compensation
	Outstanding		Options,		Plans (Excluding
	Options, Warrants		Warrants and		Securities Reflected
Plan Category(1)	and Rights		Rights		in Column (a))

Equity compensation plans approved by security holders	8,479,599	(2)	$7.47	(2)	3,774,768	(3)
Equity compensation plans not approved by security holders	4,202,402	(4)	11.02		0	(5)

Total	12,682,001		8.64		3,774,768

(1)	This table excludes an aggregate of 7,506,176 ordinary shares issuable upon exercise of options that we assumed in connection with our merger with SkillSoft Corporation. The weighted average exercise price of the excluded options is $5.53 per share. We assumed the SkillSoft Corporation 1998 Stock Incentive Plan, 1999 Non-Employee Director Stock Option Plan, 2001 Stock Incentive Plan and Books24x7.com, Inc. 1994 Stock Option Plan only insofar as they related to options outstanding under the plans at the time of the merger, and we may not grant any future options under any of those plans.

(2)	Excludes ordinary shares issuable under our 2004 Employee Stock Purchase Plan in connection with the current offering period; such ordinary shares are included in column (c).

(3)	Consists of 2,264,513 ordinary shares reserved for issuance under the 2002 Share Option Plan (the “2002 Plan”), 1,111,505 ordinary shares reserved for issuance under the 2004 Employee Share Purchase Plan and 398,750 ordinary shares reserved for issuance under the 2001 Outside Director Plan.

(4)	Consists of 4,202,314 ordinary shares subject to outstanding options under our 1996 Supplemental Stock Plan (the “1996 Plan”) and 88 ordinary shares subject to outstanding options under the Knowledge Well Group Limited 1998 Share Option Plan (the “Knowledge Well Group 1998 Plan”).

(5)	On March 23, 2006, our shareholders approved a resolution to transfer an aggregate of 5,100,000 shares from certain non-shareholder approved plans to the 2002 Plan. This includes 342,823 shares from the 1996 Forefront Group Inc. Non-Qualified Stock Option Plan (“the FF96 Plan”), 624,462 shares from the Knowledge Well Group Limited 1998 Share option Plan (“the KWGL Plan”), 234,269 shares from the Knowledge Well Limited 1998 Share Option Plan (“the KWL Plan”), and 3,898,446 shares from the 1996 Plan.

Descriptions of the material terms of the 1996 Plan, the ForeFront 1996 Director Plan, the ForeFront 1996 Plan, the Knowledge Well 1998 Plan and the Knowledge Well Group 1998 Plan is included in Note 9 to our consolidated financial statements filed as part of our Annual Report on Form 10-K for the fiscal year ended January 31, 2007 and are incorporated herein by reference.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended January 31, 2007, the members of the Compensation Committee of our Board of Directors were Messrs. Gross (Chair) and Krzywicki. No executive officer of SkillSoft has served as a director or member of the compensation committee of any other entity whose executive officers served as a director or member of the Compensation Committee of SkillSoft. During fiscal 2007, no member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K of the Securities Exchange Act of 1934.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with SkillSoft’s management. Based on this review and discussion, the Compensation Committee recommended to SkillSoft’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of Directors:

Stewart K.P. Gross
James Krzywicki

PROPOSAL ONE — RECEIVE AND CONSIDER THE CONSOLIDATED FINANCIAL
STATEMENTS OF SKILLSOFT FOR THE FINANCIAL YEAR ENDED JANUARY 31, 2007 AND
THE REPORT OF THE DIRECTORS AND AUDITOR THEREON

General

Our consolidated financial statements for the financial year ended January 31, 2007 as prepared under Irish GAAP, together with the Report of the Directors and Auditor thereon (collectively, the “Irish GAAP Accounts”), will be presented to and considered by our shareholders at the Annual General Meeting. The Irish GAAP Accounts are being mailed to our ordinary shareholders along with this proxy statement. The Board of Directors approved the Irish GAAP Accounts on or about August 27, 2007. The Irish GAAP Accounts are being presented to the shareholders at the Annual General Meeting to provide the shareholders an opportunity to consider the Irish GAAP Accounts and ask any relevant and appropriate questions of the representative of our independent auditor in attendance at the Annual General Meeting.

Proposal One Vote Required

The affirmative vote of the holders of a majority of the ordinary shares represented, in person or by proxy, and voting at the Annual General Meeting is required to approve the presentation and consideration of the Irish GAAP Accounts. Unless otherwise instructed, the proxies will vote “FOR” this resolution. Please note, however, a vote “FOR” or “AGAINST” this resolution will have no effect on the approval of the Irish GAAP Accounts by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL ONE

PROPOSAL TWO (A) AND TWO (B) — RE-ELECTION OF DIRECTORS

General

Our Articles of Association provide that we may have up to a maximum number of seven (7) directors, which number may be changed by resolution of our shareholders. We currently have six (6) directors and one vacancy. The vacancy may be filled by a vote of the Board of Directors or by the shareholders (provided certain procedures are followed). Proxies cannot be voted for more than two nominees for director. The Board of Directors has elected to leave one director position open at this time, but plans to work with the Nominating and Corporate Governance Committee to identify potential candidates to fill the vacancy.

At each Annual General Meeting, approximately one-third (1/3) of the existing directors must retire by rotation; however, each such director is eligible for re-election and, if re-elected, shall serve until the next rotation and until his successor is elected and qualified or until such director’s resignation, death or removal. In accordance with our Articles of Association, Mr. James S. Krzywicki and Mr. William F. Meagher, Jr. are now required to retire by rotation. Each of Mr. Krzywicki and Mr. Meagher being eligible, offers himself for re-election.

Proposal Two (A) Vote Required

The affirmative vote of the holders of a majority of the ordinary shares represented, in person or by proxy, at the Annual General Meeting and voting on proposal two (A) is required to approve the re-election of James S. Krzywicki. Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL TWO (A)

Proposal Two (B) Vote Required

The affirmative vote of the holders of a majority of the ordinary shares represented, in person or by proxy, at the Annual General Meeting and voting on proposal two (B) is required to approve the re-election of William F. Meagher, Jr. Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL TWO (B)

PROPOSAL THREE — AUTHORIZATION OF AUDIT COMMITTEE TO FIX THE
REMUNERATION OF SKILLSOFT’S AUDITOR

General

Our shareholders are being requested to authorize the Audit Committee to fix the remuneration of our auditor for the fiscal year ending January 31, 2008. United States legislation requires that the Audit Committee has the authority to fix the remuneration of our independent auditor. Ernst & Young (Ireland) has been our auditor for the purposes of the Companies Acts 1963 to 2006 of Ireland (the “Companies Acts”) since September 10, 1993. Ernst & Young LLP audited and reported on our financial statements for the fiscal year ended January 31, 2007 prepared in accordance with U.S. Generally Accepted Accounting Principals (“GAAP”). Ernst & Young (Ireland) reviewed the audited financial statements for the fiscal year ended January 31, 2007 as part of their procedures related to their review and report on the SkillSoft financial statements for the fiscal year ended January 31, 2007 prepared in accordance with Irish GAAP. A representative of Ernst & Young (Ireland) is expected to be present at the Annual General Meeting and will have an opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions from shareholders.

Proposal Three Vote Required

The affirmative vote of the holders of a majority of the ordinary shares represented, in person or by proxy, at the Annual General Meeting and voting on proposal three is required to authorize the Audit Committee to fix the remuneration of our auditor. If the resolution is not passed by the affirmative vote of the holders of a majority of the ordinary shares represented, in person or by proxy, we will not be authorized to pay our auditor for the services. Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL THREE

Auditor’s Fees

The following table summarizes the fees of Ernst & Young, our independent auditor, billed to us for each of the last two fiscal years.

	Fiscal Year Ended	Fiscal Year Ended
Fee Category	January 31, 2007	January 31, 2006

Audit Fees(1)	$1,563,925	$1,492,900
Audit-Related Fees(2)	456,750	15,000
Tax Fees(3)	370,000	646,900

Total Fees	$2,390,675	$2,154,800

(1)	Audit fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting as set forth in Section 404 of the Sarbanes-Oxley Act, the review of the interim financial statements in our quarterly reports on Form 10-Q, other professional services provided or accrued for in connection with statutory and regulatory filings or engagements for the fiscal years ended January 31, 2007 and January 31, 2006.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to accounting consultations and employee benefit plan audits. Included in the fees for the fiscal year ended January 31, 2007 is $440,000 of due diligence and related work performed in connection with the acquisition of Thomson NETg, which closed on May 14, 2007.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of original and amended tax returns and claims for refunds, accounted for $200,000 of the total tax fees billed in the fiscal year ended January 31, 2007 and $458,200 of the total tax fees billed in the fiscal year ended January 31, 2006. Tax advice and tax planning services relate to a transfer pricing analysis, tax advice, assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice for taxing authorities.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditor. This policy generally provides that we will not engage our independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent auditor during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the chair of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent auditor. Any approval of services by the chair of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

PROPOSAL FOUR — INCREASE IN NUMBER OF SHARES UNDER
THE 2004 EMPLOYEE SHARE PURCHASE PLAN

General

On August 7, 2007, our Board of Directors adopted, subject to shareholder approval at the Annual General Meeting, an amendment to the 2004 Employee Share Purchase Plan (the “ESPP”) increasing the total number of shares reserved for issuance by an additional 1,000,000 ordinary shares of € 0.11 each to an aggregate of 3,500,000 ordinary shares of € 0.11 each. This amendment will enable us to continue to grant options to purchase shares to eligible employees under the terms and conditions of the ESPP.

The Board of Directors believes that the approval of the amendment to the ESPP is in the best interests of SkillSoft and our shareholders in order to ensure that a sufficient number of shares are available for issuance to our employees under the ESPP in 2008. The ESPP is an important employee benefit with broad employee participation. The Board of Directors believes that the amendment proposed is necessary for SkillSoft to remain competitive in its compensation practices and to attract and retain highly skilled personnel which are essential to our continued growth and success.

Proposal Four Vote Required

The affirmative vote of the holders of a majority of the ordinary shares represented, in person or by proxy, and voting on the proposal at the Annual General Meeting is required to approve the amendment to the ESPP. Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL FOUR

Summary of the 2004 Employee Share Purchase Plan

The ESPP was adopted by the Board of Directors on May 27, 2004 and approved by our shareholders on August 27, 2004. The following summary of the ESPP is qualified in its entirety by the specific language of the ESPP, a copy of which is available to any shareholder upon written request to the Secretary of SkillSoft.

All employees of SkillSoft, including executive officers and directors who are employees of SkillSoft, and certain of our subsidiaries (the “Designated Subsidiaries”), are eligible to participate in the ESPP if they are customarily employed by us or a Designated Subsidiary for more than 20 hours per week and for more than five months in any calendar year and they are employees of us or a Designated Subsidiary on the first day of the applicable offering period. However, no employee will be eligible to participate in the ESPP if he or she possesses 5% or more of the total combined voting power or value of the shares of SkillSoft or any subsidiary immediately after the grant of an option under the ESPP. No employee may purchase shares with an aggregate value of more than $25,000 per calendar year under the ESPP (and all other employee share purchase plans of SkillSoft and its subsidiaries), determined by the fair market value of such shares as of the applicable offering commencement dates. All of our full-time regular employees, approximately 1,250 at August 1, 2007, are eligible to participate in the ESPP. Because participation in the ESPP is at the election of our employees, the benefits to be received by any particular executive officer, by all current executive officers as a group or by non-executive officer employees as a group cannot be determined at this time.

Prior to this amendment, as of August 1, 2007, a total of 2,500,000 ordinary shares were reserved for issuance under the ESPP, 1,708,512 ordinary shares had been issued under the ESPP and 791,488 ordinary shares remained available for issuance in future offering periods under the ESPP. The current offering period will require the issuance of a portion of the 791,488 shares that remained available for issuance as of August 1, 2007. It is anticipated that the proposed increase in shares reserved for issuance will ensure that a sufficient number of shares are available for issuance under the ESPP at least through the offering periods ending in 2008. The ESPP is conducted in a series of offering periods that commence each October 1 and April 1, or the first business day thereafter. Each offering period is a six-month period. To participate in an offering under the ESPP, an employee must authorize us to deduct up to 20% of his or her compensation during the offering period. The purchase price of the shares in each offering period will be 85% of the closing price of our ADSs on the NASDAQ Global Market on either the first or last business day of the offering period, whichever is lower. On August 1, 2007, the closing price of our ADSs on the NASDAQ Global Market was $8.05.

In the event of a merger or consolidation in which the holders of our shares immediately prior to such merger or consolidation continue to hold at least 80% of the voting power of the capital stock of the surviving corporation (“Continuity of Control”), each participant holding an outstanding option under the ESPP will be entitled to receive, at the end of the offering period, the equivalent number of securities or property which holders of the ordinary shares were entitled to receive upon consummation of such merger or consolidation. In the event of a merger or consolidation of SkillSoft not involving a Continuity of Control, or a sale of all or substantially all of our assets, (a) each holder of an outstanding option shall be entitled, upon exercise of such option, to receive in lieu of ordinary shares, shares of such stock or other securities as the holders of ordinary shares received pursuant to the transaction, (b) all outstanding options may be cancelled by the Board of Directors or the committee appointed by the Board of Directors to administer the ESPP as of a date prior to the effective date of any such transaction and all payroll deductions will be paid out to the participating employees, or (c) all outstanding options may be cancelled by the Board of Directors or the committee as of the effective date of the transaction, provided that each holder is given notice of such cancellation and the right to exercise the option in full based on payroll deductions then credited to his account as of a date determined by the Board of Directors or the committee appointed by the Board of Directors to administer the ESPP.

The ESPP is administered by the Compensation Committee of the Board of Directors. The Board of Directors or the Compensation Committee may at any time amend the ESPP; provided, that no such amendment shall be made to the ESPP (a) without approval by our shareholders if approval of such amendment is required by Section 423 of the Code, or (b) which would cause the cause the plan to fail to comply with Section 423 of the Code. The Board of Directors or the Compensation Committee may at any time terminate the ESPP, in which case all amounts in the accounts of participating employees shall be promptly refunded.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the ESPP and with respect to the sale of shares acquired under the ESPP. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards are exempt from, or comply with, Section 409A of the Internal Revenue Code of 1986 relating to nonqualified deferred compensation.

Tax Consequences to Participants.  A participant will not have income upon enrolling in the ESPP or upon purchasing shares at the end of an offering.

A participant may have both compensation income and a capital gain or loss upon the sale of shares that were acquired under the ESPP. The amount of each type of income and loss will depend on when the participant sells the shares.

If the participant sells shares more than two years after the commencement of the offering during which the shares were purchased and more than one year after the date that the participant purchased the shares, at a profit (the sales proceeds exceed the purchase price), then the participant will have compensation income equal to the lesser of:

•	15% of the value of the shares on the day the offering commenced; and

•	the participant’s profit.

Any excess profit will be long-term capital gain. If the participant sells the shares at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the shares prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the shares on the day he or she purchased the shares less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the day he or she purchased the shares. This capital gain or loss will be long-term if the participant has held the shares for more than one year and otherwise will be short-term.

Tax Consequences to SkillSoft.  There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND SKILLSOFT WITH RESPECT TO THE SHARES PURCHASED UNDER THE ESPP. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Participation in the 2004 Employee Share Purchase Plan

Since adoption of the ESPP through the offering period under the ESPP that ended March 31, 2007, our executive officers as a group have purchased 14,277 shares under the ESPP and all of our other employees as a group have purchased 777,211 shares under the ESPP. No named executive officer or current director has participated in the ESPP.

PROPOSAL FIVE — AMENDMENT TO THE 2001 OUTSIDE DIRECTOR OPTION PLAN

General

On August 7, 2007, our Board of Directors adopted, subject to shareholder approval at the Annual General Meeting, an amendment to our 2001 Outside Director Option Plan (the “Director Plan”) increasing (i) the number of shares underlying the initial option granted to non-employee directors (“Outside Directors”) from 25,000 ordinary shares of € 0.11 each to 50,000 ordinary shares of € 0.11 each and (ii) the number of shares underlying the annual option granted to Outside Directors from 10,000 ordinary shares of € 0.11 each to 20,000 ordinary shares of € 0.11 each.

The adjustments to director equity compensation set forth in this proposal and to director cash compensation in proposal six below, would place our overall cost of Board of Director and committee membership in the 25th percentile of a group of peer companies in the software, education and training industries.

The Board of Directors believes that the approval of the amendment to the Director Plan is in the best interests of SkillSoft and our shareholders. The Board of Directors believes that the amendment proposed is necessary for SkillSoft to remain competitive in attracting and retaining highly skilled directors which is essential to our continued growth and success.

Proposal Five Vote Required

The affirmative vote of the holders of a majority of the ordinary shares represented, in person or by proxy, and voting on the proposal at the Annual General Meeting is required to approve the amendment to the Director Plan. Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL FIVE

Summary of the Director Plan

The following summary of the Director Plan is qualified in its entirety by the specific language of the Director Plan, a copy of which is available to any shareholder upon written request to our Secretary.

Purposes of the Director Plan.  The purposes of the Director Plan are to attract and retain the best available personnel for service as Outside Directors and to provide additional incentive to the Outside Directors to serve as Directors, and to encourage their continued service on the Board of Directors.

Shares Subject to the Director Plan.  A maximum of 750,000 ordinary shares are reserved for issuance under the Director Plan.

Administration and Grants of Options.  The Director Plan provides for grants of options to be made in two ways:

Subject to shareholder approval of the proposed amendment to the Director Plan, each Outside Director will automatically be granted an option to purchase 50,000 ordinary shares (the “First Option”) upon the date such individual first becomes an Outside Director, whether through election by the shareholders or by appointment by the Board of Directors; and Each Outside Director will automatically be granted an option to purchase 20,000 ordinary shares (the “Subsequent Option”) on January 1 of each year, if on such date he or she is then an Outside Director and has served on the board of directors for at least the preceding six months.

Under the current Director Plan, each Outside Director is automatically granted a First Option for 25,000 ordinary shares and Subsequent Options for 10,000 ordinary shares.

Each First Option and Subsequent Option has an exercise price equal to the closing sale price of our ADSs on the NASDAQ Global Market on the date of grant.

Eligibility.  Only Outside Directors are eligible for participation in the Director Plan. All options shall be automatically granted in accordance with the terms and conditions of the Director Plan.

Terms and Conditions of the Options.  Each Option is evidenced by a director option agreement between us and the Outside Director, and is subject to the following additional terms and conditions:

Term of Options.  The First and Subsequent Options granted under the Director Plan have a maximum term of ten years from the date of grant, subject to earlier termination as described below under “Termination of Directorship.” No option may be exercised after the expiration of its term.

Exercise of the Options.  An option granted under the Director Plan is exercised by giving written notice of exercise to us, specifying the number of ordinary shares to be purchased and tendering payment of the purchase price to us in the form described below. The First Option granted to an Outside Director shall vest as to 33.33% of the shares subject to the First Option on each anniversary date of its date of grant provided that the optionee continues to serve as a director on each relevant vesting date. The Subsequent Option granted to an Outside Director shall vest in full on the first anniversary of its date of grant, provided that the optionee continues to serve as a director on that date. In connection with a First Option, the vesting commencement date shall be the date on which the individual was appointed by the Board of Directors to serve as an Outside Director.

Forms of Consideration.  Payment for ordinary shares issued upon exercise of an option may, depending on the terms of the option agreement, consist of cash, check, cashless exercise, or any combination of these methods of payment.

Termination of Directorship.  In the event an optionee’s status as a director terminates for any reason other than upon the optionee’s death or disability, all of the options held by the Outside Director under the Director Plan will be exercisable (to the extent the option was exercisable on the date of termination) for a period of three months following the date of such termination. In the event an optionee’s status as a director terminates as a result of the optionee’s death or disability, all of the options held by the Outside Director under the Director Plan will be exercisable (to the extent the option was exercisable on the date of termination) for a period of 12 months following the date of such death or disability. However, in no event may the period of exercisability extend beyond the expiration date of the option.

Nontransferability of Options.  An option generally is not transferable by the optionee, other than by will or the laws of descent and distribution. During the optionee’s lifetime, only the optionee may exercise the option (except in the case of incapacity, in which case the optionee’s attorney may exercise the option on his or her behalf).

Adjustments Upon Changes in Capitalization.  In the event that the shares change by reason of any reorganization, bonus issue, reclassification or the like of ordinary shares (or their equivalent), or any similar change in our capital structure effected without the receipt of consideration, appropriate adjustments shall be made to the exercise price of outstanding options, the number of shares covered by outstanding options, the number of shares available for issuance and the number of shares issuable pursuant to the First Option and Subsequent Options under the Director Plan.

In the event of a liquidation or dissolution, each optionee shall have the right to exercise his or her option within 15 days prior to the proposed date of such transaction as to all of the shares subject to the option. To the extent it has not been exercised, an option will terminate immediately prior to any such liquidation or dissolution.

In connection with any merger of us with or into another corporation or the sale of substantially all of the assets of us, outstanding options granted under the Director Plan may be assumed or equivalent options may be substituted by the successor corporation or a parent or subsidiary thereof (the “Successor Corporation”). If an option is assumed or substituted for, the option or equivalent option shall continue to be exercisable as described above for so long as the optionee serves as a director of us or the Successor Corporation. If, at any time following such assumption or substitution, the optionee’s status as a director of SkillSoft or the Successor Corporation is terminated other than upon a voluntary resignation by the optionee, the option shall become fully exercisable, including as to shares for which it would not otherwise be exercisable. Thereafter, the option shall remain exercisable as described above. If a Successor Corporation does not assume the option or substitute an equivalent option, the option shall become fully vested, including as to those shares for which it would not otherwise be exercisable, and the optionee may exercise the option for 30 days from the date of the notice of such non-assumption.

Amendment and Termination of the Director Plan.  The Board of Directors may at any time amend or terminate the Director Plan. Any amendment or termination of the Director Plan is subject to the rights of optionees under agreements entered into prior to such amendment or termination.

Federal Income Tax Consequences

THE FOLLOWING DISCUSSION SUMMARIZES CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR OUTSIDE DIRECTORS RECEIVING OPTIONS UNDER THE DIRECTOR PLAN AND CERTAIN TAX EFFECTS ON US, BASED UPON THE PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND AS IN EFFECT ON THE DATE OF THIS PROXY STATEMENT, AND CURRENT REGULATIONS AND EXISTING ADMINISTRATIVE RULINGS OF THE INTERNAL REVENUE SERVICE. HOWEVER, THE SUMMARY IS NOT INTENDED TO BE A COMPLETE DISCUSSION OF ALL THE FEDERAL INCOME TAX CONSEQUENCES OF THE DIRECTOR PLAN AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF AN OUTSIDE DIRECTOR’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE OUTSIDE DIRECTOR MAY RESIDE.

This summary assumes that all awards are exempt from, or comply with, Section 409A of the Internal Revenue Code of 1986 relating to nonqualified deferred compensation.

Options granted under the Director Plan do not qualify as incentive stock options under Section 422 of the Code. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. We are entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Participation in the Director Plan

The grant of options under the Director Plan is subject to the conditions described above. Accordingly, future awards are not determinable. No employees (including named executive officers) are eligible to participate in the Director Plan. Since adoption of the Director Plan through August 1, 2007, grants of options for an aggregate of 485,000 ordinary shares have been made to our current directors under the Director Plan.

Our current Outside Directors received option grants for an aggregate of 50,000 ordinary shares during fiscal 2007. If the proposed amendment to the Director Plan had been in effect for fiscal 2007, the Outside Directors would have received option grants for an aggregate of 100,000 ordinary shares for fiscal 2007.

PROPOSAL SIX — DIRECTORS’ ORDINARY REMUNERATION

General

Article 65 of our Articles of Association provides that ordinary remuneration of directors for their ordinary services as directors shall be determined from time-to-time by an ordinary resolution of SkillSoft and shall be divisible (unless such resolution shall provide otherwise) among the directors as they may agree or failing agreement equally except that any director holding office for part of a fiscal year shall receive a pro-rated portion of such remuneration.

By ordinary resolution passed at an Extraordinary General Meeting of SkillSoft on March 23, 2006, our shareholders fixed, until further adjustment, the annual fees to be paid to directors who are not employees of SkillSoft (“Outside Directors”) for their ordinary services as directors in each fiscal year beginning with the fiscal year ended January 31, 2007 as follows:

•	each Outside Director receives an annual retainer of $30,000;

•	the chair of each of the Audit Committee and the Compensation Committee receives an additional annual retainer of $7,500; and

•	each Outside Director receives a payment of $2,000 per Board of Directors or committee meeting attended up to a maximum of six meetings per year (including by conference telephone) beyond regularly scheduled meetings (i.e. a maximum additional payment of $12,000), provided that only one meeting payment is made in the event such additional meetings of the Board of Directors and one or more committee are held on the same day.

On August 7, 2007, our Board of Directors approved, subject to shareholder approval at the Annual General Meeting, an adjustment to the annual fees to be paid to Outside Directors for their ordinary service as directors, effective November 1, 2007, as follows:

•	each Outside Director will continue to receive an annual retainer of $30,000;

•	the chair of the Audit Committee will receive an additional annual retainer of $20,000 (increased from $7,500);

•	the chair of the Compensation Committee will continue to receive an additional annual retainer of $7,500;

•	the chair of the Nominating and Corporate Governance Committee will receive an additional annual retainer of $7,500 (increased from $0); and

•	each Outside Director will continue to receive a payment of $2,000 per Board of Directors or committee meeting attended up to a maximum of ten meetings per year (including by conference telephone) beyond regularly scheduled meetings (i.e. a maximum additional payment of $20,000, which was increased from a maximum of six meetings for a maximum additional payment of $12,000), provided that only one meeting payment is made in the event such additional meetings of the Board of Directors and one or more committee are held on the same day.

Any Outside Director who is in office only for a portion of a fiscal year shall only be entitled to be paid a pro-rated portion of such remuneration reflecting such portion of the year during which he held office.

The adjustments to cash and equity director compensation set forth in this proposal and in proposal five above, would place our overall cost of Board of Director and committee membership in the 25th percentile of a group of peer companies in the software, education and training industries.

The Board of Directors believes that approval of the adjustment to the annual fees to be paid to Outside Directors is in the best interests of SkillSoft and our shareholders. The Board of Directors believes that the adjustment proposed is necessary for SkillSoft to remain competitive in attracting and retaining highly skilled directors which is essential to our continued growth and success.

We will continue to reimburse directors for expenses in attending meetings of the Board of Directors and committees and for expenses related to continuing director education. We will also continue to grant Outside Directors compensation in the form of share options for their services as members of the Board of Directors under the Director Plan.

We currently have five Outside Directors, each of whom is eligible for cash remuneration as described above: P. Howard Edelstein, Stewart K.P. Gross, James S. Krzywicki, William F. Meagher, Jr. and Dr. Ferdinand von Prondzynski. Mr. Meagher is the chair of the Audit Committee and Mr. Gross is the chair of the Compensation Committee and the Nominating and Corporate Governance Committee. As such, Mr. Meagher will be eligible to receive the increased $20,000 retainer to be paid to the chair of the Audit Committee and Mr. Gross will be eligible to receive the additional $7,500 retainer paid to the chair of the Nominating and Corporate Governance Committee. Mr. Gross will continue to receive the $7,500 retainer paid to the chair of the Compensation Committee.

The aggregate director remuneration received by our current Outside Directors in fiscal 2007 was $215,000. If the proposed amendment to the director remuneration program had been in effect during fiscal 2007, our current Outside Directors would have received an aggregate of $245,000.

Proposal Six Vote Required

The affirmative vote of the holders of a majority of the ordinary shares represented, in person or by proxy, and voting on the proposal at the Annual General Meeting is required to approve the proposal to amend directors’ ordinary remuneration. Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL SIX

PROPOSAL SEVEN — SHARE CAPITAL REDUCTION

General

The share capital of an Irish registered company consists of the amounts paid or payable in respect of its issued share capital. Amounts paid or payable for shares in the company in excess of the par or nominal value of such shares are credited to the share premium account, which is considered part of the share capital of the company. The concept of share premium is similar to the concept of additional paid-in-capital under United States GAAP.

Through the proposed share capital reduction (detailed further below) SkillSoft is seeking to reduce its share capital by cancelling its share premium account.

This reduction of share capital will not affect the number of ordinary shares authorized or in issue and will not affect the value of your shares.

Under Irish law, share capital of a limited company, such as SkillSoft, cannot generally be reduced without a court order.

The share capital reduction (if permitted by the High Court of Ireland) will eliminate our accumulated deficit and (subject to any limitations or conditions that might be imposed by the High Court of Ireland) create profits available for distribution which, along with profits available for distribution of our subsidiaries, can be applied by SkillSoft in implementing a share repurchase program in respect of our shares and will generally provide us with greater flexibility in executing other corporate transactions which require the company to have profits available for distribution, such as redeeming redeemable shares.

Proposal Seven Vote Required

The affirmative vote of the holders of three-fourths of the ordinary shares represented, in person or by proxy, and voting on the proposal at the Annual General Meeting is required to approve the share capital reduction. Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL SEVEN

Share Repurchase Programs

The Board of Directors considers it beneficial and in the best interests of SkillSoft and our shareholders to maintain, to the extent our financial situation and applicable legal restrictions permit, a share repurchase program that would provide SkillSoft with the flexibility to repurchase shares of SkillSoft at times and at prices that are advantageous to us.

By special resolution passed at an Extraordinary General Meeting of SkillSoft on September 24, 2004, our shareholders approved a share repurchase agreement among SkillSoft, CBT (Technology) Limited, a subsidiary of SkillSoft, and SkillSoft Finance Limited (formerly known as CBT Finance Limited), another subsidiary of SkillSoft, and Credit Suisse Securities (USA) LLC, relating to the right to purchase up to an aggregate of 7,000,000 of our ADSs representing 7,000,000 ordinary shares. This original repurchase agreement expired by its terms on March 24, 2006 and was renewed and extended by resolution of our shareholders at an Extraordinary General Meeting held on March 23, 2006 approving the execution of a renewed share purchase agreement between the parties above on the same terms except that the maximum number of ADSs representing ordinary shares of SkillSoft available for purchase under this renewed repurchase agreement was 3,500,000 and the authority for making purchases under the renewed repurchase agreement expires September 22, 2007.

As of August 1, 2007, CBT (Technology) Limited has purchased, and as of such date held, 6,533,884 ADSs representing 6,533,884 of our ordinary shares. Neither SkillSoft nor any other subsidiary of SkillSoft has purchased ADSs or ordinary shares of SkillSoft.

Share Reduction Proposal

Our ability to maintain a share repurchase program is restricted by the requirements of the Companies Acts 1963 to 2006 of Ireland (the “Companies Acts”) that (i) an Irish incorporated company may (A) purchase its own shares only out of profits available for distribution to its members, within the meaning of the Companies Acts, or out of the proceeds of a fresh issue of shares made for the purposes of such repurchase and (B) a subsidiary company may purchase shares in its parent company only out of profits available for distribution to the subsidiary company’s members and (ii) the aggregate number of shares that a parent company and its subsidiaries may hold in the parent company may not exceed 10% of the issued share capital of the parent company. The parent company has the option to cancel any of its own shares that it has purchased.

SkillSoft currently has no profits available for distribution and therefore cannot effect the repurchase of its shares directly. Certain of our subsidiaries have profits available for distribution. However, the Board of Directors believes these profits are inadequate on their own for the purposes of maintaining a viable, long-term share repurchase program.

In addition, the number of SkillSoft shares acquired by CBT Technology as of August 1, 2007 is 6,533,884 representing 5.9% of the issued share capital of SkillSoft as of such date. Due to the restriction under the Companies Acts described in clause (ii) of the second preceding paragraph, providing that the aggregate number of shares that a parent company and its subsidiaries can hold in the parent company cannot exceed 10% of the issued share capital of the parent company, CBT Technology Limited and our other subsidiaries can only acquire and hold 4,586,882 further ordinary shares of SkillSoft pursuant to a share repurchase program.

As of January 31, 2007, our accumulated deficit was $593,997,000. Pursuant to the Companies Acts, before we can have profits available for distribution we must first eliminate any accumulated deficit on our profit and loss account. Accordingly, even if we were to generate profits in the current fiscal year or in future years, we could only use that profit for a share repurchase program after the accumulated deficit had first been eliminated.

Our share premium account was $675,679,000 as of January 31, 2007.

Under Article 41 of our Articles of Association, we are empowered by special resolution to reduce our share capital, any capital redemption reserve fund or any share premium account in any manner and with and subject to any incident authorized and consent required by law. The Directors are seeking the approval of the shareholders to enable SkillSoft to make an application on behalf of SkillSoft to the High Court of Ireland (the “High Court”) pursuant to this Article to cancel the entirety of our share premium account. If such shareholder approval is obtained at the Annual General Meeting, the Board of Directors intend to seek that an application is made to the High Court on the basis that, subject to any limitations or conditions that might be imposed by the High Court, the surplus “created” (i.e. the surplus of the share premium account over the accumulated deficit) would be considered a profit available for distribution by us in accordance with the Companies Acts and accordingly, would be available for application in a share repurchase program implemented in accordance with the Companies Acts. Whether an order is granted pursuant to this application is at the discretion of the High Court.

The reduction takes effect when the High Court order is filed and registered by the Registrar of Companies in Ireland.

In the event that an unconditional order is obtained, we would then be in a position to convene a general meeting of our shareholders at the appropriate time to solicit their approval for a new share repurchase program to be funded, to a large extent, by the profit “created” on the reduction of share capital and to be along similar lines as the repurchase programs previously approved by our shareholders. If we convene a general meeting to solicit the approval of our shareholders for a new share repurchase program and such a program is approved, the new share repurchase program would be subject to certain limitations and restrictions on our ability to repurchase shares contained in the credit agreement among us and our subsidiary, SkillSoft Corporation, and Credit Suisse Securities (USA) LLC, Keybank National Association, Silicon Valley Bank and the lenders party thereto, entered into on May 14, 2007.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our directors, executive officers and holders of more than 10% of a registered class of our equity securities to file with the SEC, initial reports of ownership of our equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% shareholders are required by SEC regulations to furnish SkillSoft with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such filings by our directors and executive officers and 10% shareholders or written representations from certain of those persons, we believe that all filings required to be made by those persons during the fiscal year ended January 31, 2007 were timely made, except one Form 4 was filed one day late for each of Howard Edelstein, Stewart Gross, James Krzywicki, William Meagher and Ferdinand Von Prondzynski.

Other Business

The Board of Directors knows of no other business which will be presented for consideration at the Annual General Meeting other than the proposals described above. However, if any other business is properly brought before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares covered by such proxy, to the extent permitted by the SEC’s proxy rules, in accordance with their best judgment on such matters.

Shareholder Proposals To Be Presented at the 2008 Annual General Meeting

Proposals of our shareholders that are intended for possible inclusion in the proxy statement and form of proxy relating to our 2008 Annual General Meeting must satisfy the conditions established by the SEC for such proposals and must be received at our U.S. headquarters located at 107 Northeastern Boulevard, Nashua, New Hampshire 03062 no later than May 3, 2008 or, if we change the date of the 2008 Annual General Meeting by more than 30 days from the 2007 Annual General Meeting, a reasonable time before we mail our proxy materials for the 2008 Annual General Meeting.

If matters which shareholders wish to present for action at the 2008 Annual General Meeting (other than matters included in our proxy materials in accordance with Rule 14a-8 under the Exchange Act) are not received by us by July 17, 2008 or, if we change the date of the 2008 Annual General Meeting by more than 30 days from the corresponding date of the 2007 Annual General Meeting, a reasonable time before we mail our proxy materials, the proxies that management solicits for the meeting will have discretionary authority to vote on the shareholder’s proposal if it is properly brought before the meeting.

Important Notice Regarding Delivery of Security Holder Documents

Some banks, brokers and other nominee record holders are participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the following address or phone number: SkillSoft Public Limited Company,

107 Northeastern Boulevard, Nashua, NH 03062 (603-324-3000). If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

By Order of the Board of Directors,

Charles E. Moran
Chairman and Chief Executive Officer

August 31, 2007

The Board of Directors hopes that Members will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. Your prompt response will greatly facilitate arrangements for the meeting and your cooperation is appreciated. Members who attend the meeting may vote their shares personally even though they have sent in their proxies.

Appendix A
SKILLSOFT PUBLIC LIMITED COMPANY (the “Company”)
THIS PROXY FOR THE ANNUAL GENERAL MEETING IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS
     The undersigned Member of the Company, a public limited company incorporated under the laws of Ireland, hereby acknowledges receipt of the Notice of Annual General Meeting of Shareholders and proxy statement, dated August 31, 2007 and hereby appoints Ferdinand von Prondzynski and Jennifer M. Caldwell, and each of them, proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Company’s Annual General Meeting to be held at 8.30 a.m. on September 27, 2007 at the offices of Maples and Calder, Solicitors, 75 St. Stephens Green, Dublin 2, Ireland, and at any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side hereof and in their discretion upon such other matters as may properly come before the Annual General Meeting, including for the avoidance of doubt, any proposal to adjourn all or any matters proposed for consideration at the meeting.
     NOTES:
     1. A proxy may (i) vote on a show of hands or on a poll, (ii) demand or join in demanding a poll and (iii) speak at the Annual General Meeting.
     2. In the case of a corporation, this form must be executed either under its Common Seal or under the hand of an officer or attorney duly authorized.
     3. In the case of joint holders, the signature of any one of them will suffice, but the names of all joint holders should be shown. The vote of the senior joint holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members of the Company in respect of the joint holding.
     4. To be effective, the proxy form and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of such power or authority must be deposited with the Company’s Registrars, Computershare Investor Services (Ireland) Limited, P.O. Box 954, Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland not less than 48 hours before the time appointed for the holding of the Annual General Meeting (i.e. 8:30 am on September 25, 2007) or adjourned Annual General Meeting. In the event that the Annual General Meeting is adjourned to a date that is less than seven days after the date of the Annual General Meeting, the proxy form and the power of attorney or other authority may be deposited with the Company Secretary at the commencement of the adjourned meeting.
     5. Any alterations made to this proxy form should be initialed.
     6. On a poll a person entitled to more than one vote need not use all his, her or its votes or cast all the votes he, she or it uses in the same way.
     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY IN THE ENVELOPE PROVIDED.
x	PLEASE MARK VOTES AS IN THIS EXAMPLE.
THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED,

A-1

WILL BE VOTED “FOR” PROPOSALS 1 TO 7 SET FORTH BELOW AND AS SAID PROXIES DEEM APPROPRIATE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL GENERAL MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE		For	Against	Abstain
“FOR” EACH OF THE FOLLOWING PROPOSALS:

1.	To receive and consider the consolidated financial statements of the Company for the financial year ended January 31, 2007 and the Report of the Directors and Auditor thereon.	☐	☐	☐

2(A).	To re-elect as a director Mr. James S. Krzywicki who retires by rotation.	☐	☐	☐

2(B).	To re-elect as a director Mr. William F. Meagher, Jr. who retires by rotation.	☐	☐	☐

3.	To authorize the Audit Committee to fix the remuneration of the Company’s auditor for the fiscal year ending January 31, 2008.	☐	☐	☐

4.	To amend the Company’s 2004 Employee Share Purchase Plan to increase the total number of shares reserved for issuance thereunder by 1,000,000 ordinary shares of € 0.11 each (to 3,500,000 ordinary shares of € 0.11 each).	☐	☐	☐

5.	To amend the Company’s 2001 Outside Director Option Plan to increase (i) the number of shares underlying the initial option granted to non-employee directors (“Outside Directors”) from 25,000 ordinary shares of € 0.11 each to 50,000 ordinary shares of € 0.11 each and (ii) the number of shares underlying the annual option granted to Outside Directors from 10,000 ordinary shares of € 0.11 each to 20,000 ordinary shares of € 0.11 each.	☐	☐	☐

6.	To approve the proposal to remunerate each Outside Director, effective November 1, 2007 and continuing until further adjustment as follows: (i) annual remuneration of each Outside Director for service as a director shall remain at $30,000 plus, for each such director, an additional $2,000 per each meeting of the Board of Directors or a committee of the Board of Directors which he/she attends and which is not a regularly scheduled meeting, up to a maximum of $20,000 per annum (previously $12,000), (ii) the Outside Director serving as chair of the Audit Committee shall be paid additional annual remuneration of $20,000 (previously $7,500), (iii) the Outside Director serving as chair of the Compensation Committee shall continue to be paid additional annual remuneration of $7,500 and (iv) the Outside Director serving as chair of the Nominating and Corporate Governance Committee shall be paid additional annual remuneration of $7,500 (previously $0).	☐	☐	☐

7.	Subject to the confirmation of the High Court of Ireland, to reduce the Company’s share capital by the cancellation of the whole amount standing to the credit of the Company’s share premium account at the date of the Annual General Meeting (or such part thereof as the High Court of Ireland may determine).	☐	☐	☐

A-2

MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL GENERAL MEETING	☐	MARK HERE, AND INDICATE BELOW, FOR A CHANGE OF ADDRESS	☐
     Please sign exactly as name appears below. When shares are held by joint holders, the signature of any one of them will suffice, but the names of all joint holders should be shown. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, this form must be executed either under its Common Seal or under the hand of an officer or attorney duly authorized. If a partnership, please sign in partnership name by an authorized person.

Date:	, 2007	Date:	, 2007

Signature:		Signature:

(Print Name):		(Print Name):

A-3